As filed with the Securities and Exchange Commission on June 2, 2022

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation or Organization)

35-1140070

(I.R.S. Employer Identification No.)

150 N. Radnor-Chester Road

Radnor, PA  19087

(484) 583-1400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Lincoln National Corporation

Deferred Compensation Plan for Agents and Brokers

(Full Title of Plan)

Nancy A. Smith

Senior Vice President and Secretary

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA  19087

(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

  PROSPECTUS

$10,000,000

LINCOLN NATIONAL CORPORATION

DEFERRED COMPENSATION OBLIGATIONS

Offered as set forth in this Prospectus pursuant to the

LINCOLN NATIONAL CORPORATION

DEFERRED COMPENSATION PLAN FOR AGENTS AND BROKERS

This Prospectus relates to Deferred Compensation Obligations offered under the Lincoln National Corporation Deferred Compensation Plan For Agents and Brokers (the “Plan”).  The Deferred Compensation Obligations are our unsecured obligations to pay deferred compensation in the future in accordance with the terms to the Plan to a select group of eligible “participants,” consisting of highly compensated individuals who are Agents and/or Brokers of Lincoln National Life Insurance Company (“LNL”) or its affiliates.

 The filing of this Registration Statement is not an admission by us that the Deferred Compensation Obligations as defined below are securities or are subject to the registration requirements of the Securities Act.

Investing in the securities involves risks.  See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information that is different.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.  The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information.  Our business, financial condition, results of operations and prospects may have changes since those dates.

The date of this Prospectus is June 2, 2022.

REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ii

ABOUT THIS PROSPECTUS

This prospectus also constitutes a Summary Plan Description, and highlights the key features of the Plan.  This prospectus does not describe all the details of the Plan. The Plan Document explains your benefits, rights and responsibilities in more detail, and is the controlling document in the case of any discrepancy between this prospectus and the Plan Document.  It is important for you to read and consider all information contained in this prospectus in making your investment decision.  You should also read and consider the additional information under the caption “Where You Can Find More Information.”  You should rely only on information in this prospectus, the Plan Document or information to which we have referred you.  We have not authorized anyone to provide you with information that is different.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.  The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information.  Our business, financial condition, results of operations and prospectus may have changed since those dates.

If you have any questions about the Plan that are not answered in this prospectus, or if you would like a copy of the Plan Document, such additional information can be obtained (without charge) from Nolan Financial Group by calling its Deferred Compensation Customer Services Line at this number:  888-907-8633.

IRS CIRCULAR 230 NOTICE: To ensure compliance with the requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this prospectus was not intended or written to be used or referred to, and cannot be used or referred to for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed in this prospectus.  Individuals should seek tax advice based on their own particular circumstances from an independent tax advisor.

Unless otherwise indicated, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation together with its subsidiaries and affiliates.

iii

GENERAL INFORMATION

Lincoln National Corporation (“LNC,” which also may be referred to as “Lincoln,” “we,” “our” or “us”) is a holding company that operates multiple insurance and retirement businesses through subsidiary companies.  We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Annuities, Retirement Plan Services, Life Insurance and Group Protection.  We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

LNC was organized under the laws of the state of Indiana in 1968.  We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400.  “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

The following description of the Plan is a summary of its key terms and provisions. The statements contained in this prospectus concerning the Plan are qualified in their entirety by reference to the terms of the Plan itself, which is the legally controlling document. Eligible participants and their beneficiaries may obtain copies of the Plan upon request or review them at our principal executive office.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

This Prospectus may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln’s businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of Regulation Best Interest or other regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;
•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;
•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•

Changes in accounting principles that may affect our business, results of operations and financial condition, including the adoption effective January 1, 2023, of FASB ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•

The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative;

•	The adequacy and collectability of reinsurance that we have obtained;
•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and
•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive.  Other sections of this prospectus, including “Risk Factors” beginning on page 3, and our most recent annual report on Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance.   Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus.

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus before making an investment decision regarding your benefits under the Plan.  The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our Common Stock could decline substantially. In addition, there are risks in investing your money in the investment choices offered under the Plan. These risks are discussed with the description of each investment option.

Risk Factors Relating to Participation in the Plan

The Deferred Compensation Obligations are our unsecured and unsubordinated general obligations, and we and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Plan.

The Plan is a non-qualified and unfunded plan that is not protected against our insolvency and the Deferred Compensation Obligations are our unsecured and unsubordinated general obligations and rank pari passu with other unsecured and unsubordinated indebtedness.  The provisions of the Plan do not limit the incurrence by us or our subsidiaries of indebtedness or other obligations.  We and our subsidiaries may incur additional indebtedness or other obligations in the future which could have important consequences to participants in the Plan.  For example, we may have insufficient cash to meet our financial obligations, including our financial obligations under the Plan.  If we become insolvent, you would have no rights greater that our other general unsecured creditors and your account balance under the Plan would not be guaranteed.

Investments in the various Investment Options available under the Plan may involve risk and can you may lose some or all of your deferred compensation.

Investments in the various Investment Options are subject to one or more risks, which are described in a summary fashion in this Prospectus.  Past performance of the Investment Options is no guarantee of future performance and you may be at risk of losing your entire investment if the Investment Option does not perform as you expect.  Furthermore, you may at times be restricted from transferring the balance in the various Investment Options for regulatory or other reasons.

Market Conditions

The impacts of the COVID-19 pandemic have adversely affected and are expected to continue to adversely affect our business and results of operations, and the future impacts of the COVID-19 pandemic on the company’s business, results of operations and financial condition remain uncertain.

The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021, and are expected to continue to adversely affect our earnings as well as our business, results of operations and financial condition in 2022.  As a result of the pandemic and ensuing conditions, we have experienced and expect to continue to experience higher mortality claim payments due to an elevation in claim incidence.  In addition, we have experienced and expect to continue to experience an increase in short-term and long-term disability claims related to the pandemic, and we may experience an increase in long-term disability claims due to the recessionary conditions and high levels of unemployment that emerged during the pandemic.  Increased life and disability claim levels adversely affect our earnings.  Our business may also be adversely affected by changes in consumer behavior as a result of financial stress due to the pandemic.  Because the vast majority of our employees continue to work from home, along with many of our vendors and customers, and such conditions may continue well into 2022 and beyond, our business operations may be adversely impacted, among other things, due to privacy incidents, cybersecurity incidents, technological issues or operational disruptions on the part of our vendors, and we may experience distribution disruptions as we continue to sell our products virtually.

The severe restriction in economic activity caused by the COVID-19 pandemic and increased level of unemployment in the United States have contributed to increased volatility and uncertainty regarding expectations for the economy and markets going forward.  Although states have eased restrictions and the capital markets have recovered, it is unclear when the economy will operate under normal or near-normal conditions.  In response to the economic impact of the COVID-19 pandemic, the Federal Reserve cut interest rates to near zero in March 2020.  In December 2021, in light of substantial progress in the economy since 2020 and elevated inflation, the Federal Reserve announced its intention to further reduce the monthly pace of its large-scale bond-buying program.  Additionally, short-term interest rates are expected to slowly rise beginning in 2022, although we expect the continuation of the low interest rate environment to continue to adversely affect the interest margins of our businesses.  For a discussion of specific risks related to economic and market conditions and low interest rates see the additional risk factors under “Market Conditions” below.

In addition, although the economic environment has continued to improve from the early part of 2020 and economic restrictions have eased, there could be ongoing weakness if there is a resurgence of COVID-19 cases that causes renewed restrictions on economic activity.  This could impact select corporate industries and parts of the commercial mortgage loan market, which could lead to increased credit defaults and/or negative ratings migrations within our investment portfolio.

The continuing impacts of the pandemic may also have the effect of increasing the likelihood and/or magnitude of many of the other risks described below, including in particular the risks described under “Liquidity and Capital Position” and “Investments.”  The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.

Weak conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world.  Major central bank policy actions, slowing of global growth, inflation and political policy uncertainty remain key challenges for markets and our business.  These macro-economic conditions have in the past and may in the future have an adverse effect on us given our credit and equity market exposure.  In the event of extreme prolonged market events, such as the global credit crisis and recession that occurred during 2008 and 2009, we could incur significant losses.  Even in the absence of a market downturn, we are exposed to substantial risk of loss and ratings downgrades due to market volatility.

Factors such as consumer spending, business investment, domestic and foreign government spending, the volatility and strength of the capital markets, the potential for inflation or deflation and uncertainty over domestic and foreign government actions all affect the business and economic environment and, ultimately, the amount and profitability of our business.  In an economic downturn characterized by inflation, higher unemployment, lower disposable income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected.  In addition, we have experienced and expect to continue to experience an elevated incidence of claims, and we could experience changes in the rate of lapses or surrenders of policies or other changes in consumer behavior as a result of financial stress.  Our contract holders may choose to defer paying insurance premiums or stop paying insurance premiums altogether.  Adverse changes in the economy have in the past and could in the future affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Changes in interest rates and sustained low interest rates may cause interest rate spreads to decrease, impacting our profitability, and make it more challenging to meet certain statutory requirements, and changes in interest rates may also result in increased contract withdrawals.

Interest rate fluctuations and/or a sustained period of low interest rates could negatively affect our profitability.  Some of our products, principally fixed annuities and UL, including linked-benefit UL, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our spread, or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts.  Spreads are an important component of our net income.  Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.  In addition, low rates increase the cost of providing variable annuity living benefit guarantees, which could negatively affect our variable annuity profitability.

In periods when interest rates are declining or remain at low levels, we may have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments reducing our spread.  Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk.  Lowering interest crediting rates helps to mitigate the effect of spread compression on some of our products.  However, because we are entitled to reset the interest rates on our fixed-rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could still decrease.  As of December 31, 2021, 39% of our annuities business, 85% of our retirement plan services business and 88% of our life insurance business with guaranteed minimum interest or crediting rates were at their guaranteed minimums.

Our expectation for future spreads is an important component in the amortization of DAC and value of business acquired (“VOBA”) as it affects the future profitability of the business.  Currently, new money rates are at historically low levels, with the Federal Reserve decreasing the target range for the federal funds rate in March 2020 to a range of 0.00% to 0.25%.  Due to the low interest rate environment, in 2019 and 2020 we updated our interest rate assumptions, and, as a result, recorded unfavorable after-tax unlocking during both years.  Although we did not record significant unfavorable unlocking during 2021, we cannot give assurance that persistent low interest rates will not result in future unfavorable unlocking.  For additional information on interest rate risks, see “Part II – Item 7A. Quantitative and Qualitative Disclosures About Market Risk – Interest Rate Risk.”

Generally, a decline in market interest rates could also reduce our return on investments that do not support particular policy obligations.  During periods of sustained lower interest rates, like the one we are experiencing currently, our recorded policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened, thereby reducing net income in the affected reporting period.  Accordingly, declining interest rates or sustained low-interest rates may materially affect our results of operations, financial condition and cash flows and significantly reduce our profitability.  In addition, a decline in or sustained period of low market interest rates may make it more challenging for us to pass certain asset adequacy tests related to statutory reserves, given the required conservatism of some of the regulations with which we must comply.  To meet these requirements, we may be required to post asset adequacy reserves, which, depending on the size of the reserve, could materially affect our financial results.

Increases in market interest rates may also negatively affect our profitability.  In periods of rapidly increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive.  We, therefore, may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets.  Increases in interest rates may cause increased surrenders and withdrawals of insurance products.  In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns.  This process may lead to a flow of cash out of our businesses.  These outflows may require investments to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses.  A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.  Furthermore, unanticipated increases in withdrawals and termination may cause a change in our DAC and VOBA assets due to a change in future expected profitability, which would reduce net income.  An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed-income securities that comprise a substantial portion of our investment portfolio.  An increase in interest rates could also result in decreased fee income associated with a decline in the value of variable annuity account balances invested in fixed-income funds.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee income that we earn on variable annuities is based primarily upon account values, and the fee income that we earn on VUL insurance policies is partially based upon account values.  Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee income.  Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee income resulting from strong equity markets increases the estimated gross profits (“EGPs”) from variable insurance products.  As a result, higher EGPs may result in lower net amortized costs related to DAC, deferred sales inducements (“DSI”), VOBA, deferred front-end loads (“DFEL”) and changes in future contract benefits.  However, a decrease in the equity markets, depending upon the significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources.  If we had unlocked our reversion to the mean (“RTM”) assumption in the corridor as of December 31, 2021, we would have recorded favorable unlocking of approximately $475 million, pre-tax, primarily within our Annuities segment.  For further information about our RTM process, see “Critical Accounting Policies and Estimates – DAC, VOBA, DSI and DFEL – Reversion to the Mean” in the MD&A.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity and fixed indexed annuity products include optional guaranteed benefit riders.  These include GDB (variable annuity only), GWB and GIB riders.  Both the level of expected payments and expected total assessments used in calculating the benefit reserves are affected by the equity markets.  The liabilities related to fair value are impacted by changes in equity markets, interest rates, volatility, foreign exchange rates and credit spreads.  Accordingly, strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value.

Conversely, a decrease in the equity markets along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs.  Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits.  However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected, a strategic decision to adjust the hedging strategy in reaction to extreme market conditions or inconsistencies between economic and statutory reserving guidelines and divergence between the performance of the underlying funds and hedging indices.

In addition, we remain liable for the guaranteed benefits in the event that derivative or reinsurance counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income.  These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity.

Legislative, Regulatory and Tax

Our businesses are heavily regulated and changes in regulation and in supervisory and enforcement policies may affect our insurance subsidiary capital requirements, reduce our profitability, limit our growth or otherwise adversely affect our business, results of operations and financial condition.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business.  The insurance departments of the domiciliary states exercise principal regulatory jurisdiction over our insurance subsidiaries.  The extent of regulation by the states varies, but, in general, most jurisdictions have laws and regulations governing standards of solvency, adequacy of reserves, reinsurance, capital adequacy, licensing of companies and agents to transact business, prescribing and approving policy forms, regulating premium rates for some lines of business, prescribing the form and content of statutory financial statements and reports, regulating the type and amount of investments permitted, and standards of business conduct.  In addition, state insurance holding company laws impose restrictions on certain inter-company transactions and limitations on the amount of dividends that insurance subsidiaries can pay.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products.  Changes in these laws and regulations, or in interpretations thereof, sometimes lead to changes in business practices or additional expense, statutory reserves and/or RBC requirements for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.  For example, the NAIC is considering modifications to the economic scenario generator used to calculate life and annuity reserves according to the Valuation Manual (e.g. VM-20 and VM-21) and the required capital for these life and annuity contracts, as well as certain fixed annuity and single premium life insurance products, which could affect the level and volatility of statutory reserves and required capital for products in scope.  The economic scenarios are a key input in the statutory reserve and required capital calculations for certain products, such as variable annuities.  If the NAIC adopts an economic scenario generator that produces scenarios with characteristics that differ significantly from what the current economic scenario generator prescribed in these calculations would produce under the same circumstances, this could have a significant impact on the statutory reserves and required capital for products in scope upon adoption as well as affect how the statutory reserves and required capital for these products respond to changes in market conditions.   We are monitoring all potential changes and evaluating the potential impact they could have on our product offerings and financial condition and results of operations.  See “Item 1. Business – Regulatory – Insurance Regulation” for a discussion of additional changes under consideration and recent changes implemented by the NAIC, including changes to principles-based reserving and changes to actuarial guidelines, and the impact of such changes on our business.

Although we endeavor to maintain all required licenses and approvals, our businesses may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time.  Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals.  If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines.  Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.  As of December 31, 2021, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries that would have a material adverse effect on our results of operations or financial condition.

Compliance with existing and emerging privacy regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of consumer and client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.

Complying with the numerous privacy laws and regulations to which we are subject and other existing, emerging and changing privacy requirements could cause us to incur substantial costs or require us to change our business practices and policies.  Non-compliance could result in monetary penalties or significant legal liability.  For more information, see “Item 1. Business – Regulatory – Privacy Regulations.”

Many of the employees and associates who conduct our business have access to, and routinely process, personal information of clients through a variety of media, including information technology systems.  We rely on various internal processes and controls to protect the confidentiality of consumer and client information that is accessible to, or in the possession of, our employees and our associates, including service providers, distribution partners, independent agents and others.  It is possible that an employee or associate could, intentionally or unintentionally, disclose or misappropriate confidential consumer or client information or our data could be the subject of a cybersecurity attack.  State and federal laws and regulations also require us to disclose our data collection and sharing practices to our consumers and customers and to provide certain consumers and customers with access to certain pieces of their personal information.  We rely on various internal processes and associates to report our practices accurately and to respond appropriately to consumer and customer requests.  We cannot predict what, if any, actions from U.S. state and federal regulators may be taken if we fail to maintain these processes or if we or our associates fail to comply with our policies or procedures.  If we or our associates fail to comply with applicable processes, policies, procedures and controls, misappropriation or intentional or unintentional inappropriate disclosure or misuse of consumer or client information, or violation of applicable state or federal laws, could occur.  Such an event could materially damage our reputation or lead to regulatory, civil or criminal investigations and penalties, which, in turn, could have a material impact on our business, financial condition and results of operations.

In addition, we analyze customer data to better manage our business.  There has been increased scrutiny, including from U.S. state and federal regulators, regarding the use of “big data” techniques such as price optimization.  In August 2020, members of the NAIC unanimously adopted guiding principles on artificial intelligence, to inform and articulate general expectations for businesses, professionals and stakeholders across the insurance industry as they implement artificial intelligence tools to facilitate operations.  We cannot predict what, if any, actions may be taken with regard to “big data,” but any inquiries and limitations could have a material impact on our business, financial condition and results of operations.

Federal regulatory actions could result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Our broker-dealer and investment adviser subsidiaries as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and FINRA.  Applicable laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations.  The foregoing regulatory or governmental bodies, as well as the DOL and others, have the authority to review our products and business practices and those of our agents, advisers, registered representatives, associated persons and employees.  In recent years, there has been increased scrutiny of insurance companies and their affiliates by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents.  These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper.  These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Changes to laws or regulations could adversely affect our distribution model and may result in additional disclosure and other requirements related to the sale and delivery of our products and services, which may adversely affect our business.

In 2019, the SEC approved “Regulation Best Interest,” including a new standard of conduct for broker-dealers under the Exchange Act, which requires a broker-dealer to act in the best interest of a retail customer when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer.  Among other things, the final rule includes provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations.  In addition, the SEC approved the use of a new disclosure document, Form CRS, which is intended to provide retail investors with information about the nature of their relationship with their investment professional and supplements other more detailed disclosures.  Regulation Best Interest and Form CRS became effective as of September 10, 2019, with a transition period for compliance through June 30, 2020, as of which date broker-dealers were required to be compliant.  The adoption of Regulation Best Interest has not had a material impact on our business to date.

In June 2020, the DOL proposed a new prohibited transaction exemption, which was finalized in December 2020.  The new exemption went into effect on February 16, 2021, and had a transition period for compliance through January 31, 2022.  The new exemption allows the payment of compensation to investment advice fiduciaries who comply with the exemption’s requirements and generally tracks the standard set forth in Regulation Best Interest.  It is uncertain whether there will be efforts to challenge or revise this rule in the future.  In addition, the DOL has indicated in its regulatory agenda that it plans to issue updated guidance on the definition of fiduciary.  It is uncertain at this point whether these changes would have a material impact on our business.

In addition to the SEC and DOL rules, the NAIC and several states have either enacted or proposed laws and regulations requiring investment advisers, broker-dealers and/or agents to meet a higher standard of care and provide additional disclosures when providing advice to their clients, resulting in additional requirements related to the sale of our products.  For more information on these regulations, see “Item 1. Business – Regulatory – Federal Initiatives – SEC Rules and Other Regulations relating to the Standard of Care Applicable to Investment Advisers and Broker-Dealers.”

Additional disclosure and other requirements could adversely affect our business by causing us to reevaluate or change certain business practices or otherwise.  If any revised DOL fiduciary rule or any additional new rules that are implemented are more onerous than Regulation Best Interest, or are not coordinated with Regulation Best Interest, the impact on our business could be substantial.  While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, or what new legislation or regulation may be introduced or become law.  Therefore, until such time as final rules or laws are in place, the potential impact on our business is uncertain.

Changes in U.S. federal income tax law could impact our tax costs and the products that we sell.

Changes in tax laws or interpretations of such laws could increase our corporate taxes and negatively impact our results of operations and financial condition.  Tax authorities may enact changes in tax law or issue new regulations or other pronouncements that could increase our current tax burden and impose new taxes on our business.  Guidance on previously enacted tax law changes could impact our interpretations of existing law and also have an impact on our business.

Currently in the U.S. Congress, tax policy changes are being considered related to the taxation of individuals and corporations.  Changes to the individual tax system could affect the attractiveness of the products we sell, impacting our sales, product profitability and financial results.  An increase in the marginal corporate tax rate or the reintroduction of a modified corporate minimum tax would negatively impact our earnings and free cash flows and also affect the value of our recorded deferred tax balances.

We continue to monitor and evaluate the various federal tax proposals put forward by the Biden Administration, and also those that are being considered by the various state and local jurisdictions as a direct or indirect result of the COVID-19 pandemic.  Until such time that one or more of these proposals are introduced or enacted into law, the specific impact on our business is uncertain.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our business.  Pending legal and regulatory actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate.  Some of these legal proceedings have been brought on behalf of various alleged classes of complainants.  In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.  Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects.  See Note 13 for a description of legal and regulatory proceedings and actions.

Implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and European Market Infrastructure Regulation relating to the regulation of derivatives transactions subjects us to margin requirements, the impact of which remains uncertain.

Significant rulemaking across numerous agencies within the federal government has been implemented since the enactment of the Dodd-Frank Act in 2010.  The Dodd-Frank Act and corresponding global initiatives, including the European Market Infrastructure Regulation implemented in 2012, imposed significant changes to the regulation of derivatives transactions, which we use to mitigate many types of risk in our business.  Significantly, swap documentation and processing requirements continue to change in light of rules for margining uncleared swaps.  As we post and collect initial margin in compliance with requirements that began in September 2021, we continue to evaluate the ways we are required to manage our derivatives trading and the attendant liquidity requirements.  We may not see the full impact of the implementation of these requirements until 2022, when we anticipate most of our derivatives will be in-scope for initial margin posting and collecting.  In addition, our Europe-based swap providers may be subject to additional margin requirements with respect to equity options beginning in 2024, which may require us to post and collect additional initial margin.  Until the application of initial margin requirements is complete, the impact of these provisions on liquidity and capital resources remains uncertain.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are prepared in accordance with GAAP as identified in the Financial Accounting Standards Board (“FASB”) Accounting Standards CodificationTM (“ASC”).  From time to time, we are required to adopt new or revised accounting standards or guidance that are incorporated into the FASB ASC.  It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

Specifically, in August 2018, the FASB released Accounting Standards Update (“ASU”) 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts, which will result in significant changes to how we account for and report our insurance contracts (both in-force and new business), including updating assumptions used to measure the liability for future policy benefits for traditional and limited-payment contracts, measurement of market risk benefits and amortization of deferred acquisition costs (“DAC”) and DAC-like intangibles.  These changes have and will continue to impose special demands on us in the areas of employee training, internal controls and disclosure and may affect how we manage our business, including business processes such as design of compensation plans, contract fulfillment, product design, etc.  We will report results under the new accounting method as of the January 1, 2023, effective date.  We are currently evaluating the impact of adopting this ASU on our consolidated financial condition and results of operations and will be able to better assess the effects as we progress with our implementation efforts.  This ASU will significantly change the way we account for many of our existing and new insurance and annuity products and could potentially have an adverse impact to our stockholders’ equity, profit emergence and financial ratios.  While we anticipate this impact may be material, the magnitude of the impact is significantly dependent on the interest rate environment at the time of implementation.  See Note 2 for more information.

Our domestic insurance subsidiaries are subject to SAP.  Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased reserve requirements.

The NAIC also adopts changes to its regulations from time to time, which, depending on the scope of the change, could materially our financial condition and results of operations.  See “Item 1. Business – Regulatory – Insurance Regulation.”

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law.  Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us.  Under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent.  One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the Board of Directors prior to such person becoming an interested shareholder.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control.  As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled.  The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval.  Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company.  “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Liquidity and Capital Position

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

In the event that our current sources of liquidity do not satisfy our needs, we may have to seek additional financing.  The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn.  Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.  See “Liquidity and Capital Resources – Ratings” in the MD&A for a description of our credit ratings.  Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations.  Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business.  As such, we may be forced to delay raising capital, issue shorter term securities than we prefer or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility.  Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

Our insurance subsidiaries are subject to certain insurance department regulatory restrictions related to the transfer of funds and payment of dividends to LNC, including statutory limitations on the amount of dividends that can be paid.  In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.  In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments.  At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency.  See “Liquidity and Capital Resources – Holding Company Sources and Uses of Liquidity and Capital – Restrictions on Subsidiaries’ Dividends and Other Payments” in the MD&A for additional information regarding these restrictions and requirements.

Changes in, or reinterpretations of, these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses.  Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company.

The earnings of our insurance subsidiaries impact contract holders’ surplus.  Lower earnings constrain the growth in our insurance subsidiaries’ capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us.  In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses.  As a result, to the extent our subsidiaries are unable or are materially restricted from being able to pay dividends to us in sufficient amounts, our ability to meet our obligations could be materially affected.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as principles-based reserving, our inability to obtain reserve relief, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas.  The RBC ratio is also affected by the product mix of the in-force book of business (i.e., the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees).  Most of these factors are outside of our control.  Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries.  The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries.  In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.  In extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our VUL insurance guarantees and variable annuity guarantees may increase at a rate greater than the rate of change of the markets.  Increases in reserves reduce the statutory surplus used in calculating our RBC ratios.  To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past.

Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies.  For more information on risks regarding our ratings, see “Covenants and Ratings – A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors” below.

An inability to access our credit facilities could result in a reduction in our liquidity and lead to downgrades in our credit and financial strength ratings.

We rely on our credit facilities as a potential source of liquidity.  We also use the credit facilities as a potential backstop to provide statutory reserve credit, particularly for variable annuities.  While our variable annuity hedge assets available to provide reserve credit have normally exceeded the ceded statutory reserves, in certain stressed market conditions, it is possible that these assets could be less than the ceded statutory reserve.  Our credit facilities are available to provide reserve credit to LNL in such a case.  If we were unable to access our facility in such circumstances, it could materially impact LNL’s capital position.  The availability of these facilities could be critical to our credit and financial strength ratings and our ability to meet our obligations as they come due in a market when alternative sources of credit are tight.

In addition, our failure to comply with the covenants in the credit facilities or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the facilities, would restrict our ability to access these credit facilities when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.

Assumptions and Estimates

As a result of changes in assumptions, estimates and methods in calculating reserves, our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims.  For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policies, the timing of the events covered by the insurance policies, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

The sensitivity of our statutory reserves and surplus established for our variable universal life contracts and variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline.  The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance.  Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain.  Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims.  If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims, which would adversely affect our financial position and results of operations.  In addition, increases in reserves have a negative effect on income from operations in the quarter incurred.

We may be required to recognize an impairment of our goodwill or to establish a valuation allowance against our deferred income tax assets.

If our businesses do not perform well and/or their estimated fair values decline or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.  For example, during the fourth quarter of 2017, we recorded goodwill impairment of $905 million related to our Life Insurance segment.  Future reviews of goodwill could result in an impairment of goodwill, and such write-downs could have a material adverse effect on our net income and book value, although they would not affect the statutory capital of our insurance subsidiaries.  As of December 31, 2021, we had a total of $1.8 billion of goodwill on our Consolidated Balance Sheets.  For more information on goodwill, see “Critical Accounting Policies and Estimates – Goodwill and Other Intangible Assets” in the MD&A and Note 9.  As of December 31, 2021, we had a deferred tax asset of $4.3 billion.  If, based on available information, including about the performance of a business and its ability to generate future capital gains, we determine that it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income.  Such valuation allowance could have a material adverse effect on our results of operations and financial condition.  For more information on our deferred income tax assets, see Note 6.

The determination of the amount of allowance for credit losses and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial condition.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class.  Such evaluations and assessments are revised as conditions change and new information becomes available.  Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.  There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements.  Furthermore, additional impairments may need to be taken or allowances provided for in the future.  Historical trends may not be indicative of future impairments or allowances.

With respect to unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized.  The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets.  Realized losses or impairments may have a material adverse impact on our results of operations and financial condition.  See “Critical Accounting Policies and Estimates – Investments” in the MD&A for additional information.

Changes to our valuation of investments and our methodologies, estimations and assumptions could harm our results of operations or financial condition.

During periods of market disruption or rapidly-changing market conditions, such as significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, or infrequent trading, or when market data is limited, our investments may become less liquid and we may base our valuations on less-observable and more subjective inputs, assumptions, or methods that may result in estimated fair values that significantly vary by period, and may exceed the investment’s sale price.  Decreases in the estimated fair value of our securities may harm our results of operations or financial condition.  See “Critical Accounting Policies and Estimates – Investments” in the MD&A for additional information.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance, which could adversely affect our profitability.

We reinsure a portion of the mortality risk on fully underwritten, newly issued, individual life insurance contracts.  We regularly review retention limits for continued appropriateness and they may be changed in the future.  In the event that we experience adverse mortality or morbidity experience, a significant portion of that is reimbursed by our reinsurers.  Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs and, ultimately, reinsurers being unwilling to offer future coverage.  If we are unable to maintain our current level of reinsurance or obtain new reinsurance protection at comparable rates to what we are paying currently, we may have to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums or both.  If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes have impacted, and may in the future, adversely impact liabilities for contract holder claims.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism, natural disaster or other event that causes a large number of deaths or injuries, such as the COVID-19 pandemic that emerged during the first quarter of 2020.  Neither the length nor severity of the COVID-19 pandemic, nor the likelihood, timing or severity of a future pandemic or other catastrophe, can be predicted.  Additionally, the impact of climate change has caused, and may continue to cause, changes in weather patterns, resulting in more severe and more frequent natural disasters such as forest fires, hurricanes, tornados, floods and storm surges.  In our group insurance operations, an event that affects the workplace of one or more of our group insurance customers, such as the COVID-19 pandemic, could cause a significant loss due to mortality or morbidity claims.  During 2020 and 2021, we experienced a significant increase in mortality and morbidity claims associated with the COVID-19 pandemic, which negatively impacted our earnings for these years, as discussed further in “Introduction – Executive Summary” in the MD&A.  The continuation of the COVID-19 pandemic, or future pandemics or other catastrophic events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event.  Pandemics, natural disasters and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated.  Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition.  Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries.  Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event.  We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Operational Matters

We may not realize or sustain all of the benefits we expect from the Spark Initiative, our investments associated with the initiative could be greater than expected, and our efforts with respect to the initiative may result in disruption of our businesses or distraction of our management and employees, which could have a material effect on our business, financial condition and results of operations.

In November 2021, we formally communicated our new expense savings initiative, the Spark Initiative, focused on driving efficiencies throughout all aspects of our business, from leveraging automation to simplifying and improving process efficiency.  In addition, this program is targeting benefits beyond cost savings, including improving the way we work by focusing on reskilling and upskilling our valuable employee base.  The multi-year program will require significant investment and resource prioritization.  If we do not successfully manage and execute the Spark Initiative, or if the program is inadequate or ineffective, we may not achieve all of the cost savings we expect from the initiative, or projected savings may be delayed or not sustained.  In addition, our investments related to the program may be greater than expected, and the work we are undertaking with respect to the initiative could result in disruption of our business or distraction of our management and employees.  If any of these risks occur, our business, financial condition and results of operations could be materially affected.

Our enterprise risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

Our policies and procedures to identify, monitor and manage risks may not be fully effective.  Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models.  As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths.  Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.  Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face risks of non-collectability of reinsurance and increased reinsurance rates, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as “ceding”).  As of December 31, 2021, we ceded $776.2 billion of life insurance in force to reinsurers for reinsurance protection.  Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk.  As of December 31, 2021, we had $20.3 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts.  Of this amount, $10.7 billion related to reinsurance agreements entered into with Protective in May 2018, providing for the reinsurance and administration of the Liberty Life Business sold to Protective in connection with the Liberty acquisition, and $4.7 billion related to the agreement entered into with Resolution Life in September 2021 for the reinsurance of liabilities under a block of in-force executive benefit and universal life policies in our Life Insurance business.  The balance of the reinsurance is due from a diverse group of reinsurers.  In addition, our modified coinsurance agreement with Athene to reinsure fixed annuity products resulted in a $5.0 billion deposit asset as of December 31, 2021.  For more information regarding our reinsurance arrangements and exposure, see “Reinsurance” in the MD&A and Note 8.

The collectability of reinsurance is largely a function of the solvency of the individual reinsurers.  We perform due diligence on all reinsurers, including, but not limited to, a review of creditworthiness prior to entering into any reinsurance transaction, and we review our reinsurers on an ongoing basis to monitor credit ratings.  To support balances due and allow reserve credit when reinsurance is obtained from reinsurers not authorized to transact business in the applicable jurisdictions, we also require assets in trust, LOCs or other acceptable collateral.  Despite these measures, the insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract by a large reinsurer or multiple reinsurers could have a material adverse effect on our results of operations and financial condition.

Reinsurers also may attempt to increase rates with respect to our existing reinsurance arrangements.  The ability of our reinsurers to increase rates depends upon the terms of each reinsurance contract.  Some of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business.  An increase in reinsurance rates may affect the profitability of our insurance business.  Additionally, such a rate increase could result in our recapture of the business, which may result in a need for additional reserves and increase our exposure to claims.  In recent years, we have faced a number of rate increase actions on in-force business, and reinsurers have initiated, and may in the future initiate, legal proceedings against us.  Our management of these rate increase actions and the outcomes of legal proceedings have not to date had a material effect on our results of operations or financial condition, but we can make, no assurance regarding the impact of future rate increase actions or outcomes of legal proceedings.  See Note 13 for a description of reinsurance related actions.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain qualified employees.  Intense competition exists for employees with demonstrated ability, and the competition for talent has increased during 2021 due to pent-up demand, stimulus-induced growth and quicker-than-expected economic improvement.  In addition, opportunities to work remotely have expanded the reach of recruiters and options for employees.  As a result of this competition, we may be unable to hire or retain the qualified employees we need to support our business.  Further, the unexpected loss of services of one or more of our key employees could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees.  We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial condition.  Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining employees, including financial advisers, wholesalers and other employees, as well as independent distributors of our products.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We may have to litigate to enforce and protect our intellectual property, which represents a diversion of resources that may be significant and may not prove successful.  The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights.  If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our information systems may experience interruptions, breaches in security and/or a failure of disaster recovery systems that could result in a loss or disclosure of confidential information, damage to our reputation, impairment of our ability to conduct business effectively and increased expense.

Our information systems are critical to the operation of our business.  We collect, process, maintain, retain and distribute large amounts of personal financial and health information and other confidential and sensitive data about our customers in the ordinary course of our business.  Our business therefore depends on our customers’ willingness to entrust us with their personal information.  Any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships.

Publicly reported cyber-security threats and incidents have increased over recent periods, including a proliferation of ransomware attacks.  Although our computer systems have in the past been, and will likely in the future be, subject to or targets of unauthorized or fraudulent access, to date, we have not had a material security breach.  While we employ a robust and tested information security program, the preventative actions we take to reduce the incidence and severity of cyber incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyberattacks, including ransomware and malware attacks, compromised credentials, fraud, other security breaches or other unauthorized access to our computer systems, and, given the increasing sophistication of cyberattacks, in some cases, such incidents could occur and persist for an extended period of time without detection.  As a result, there can be no assurance that any such failure, interruption or security breach will not occur or, if any does occur, that it will be detected in a timely manner or that it can be sufficiently remediated.  Such an occurrence may impede or interrupt our business operations, adversely affect our reputation or lead to increased expense, any of which could adversely affect our business, financial condition and results of operations.

In the event of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyberattack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial condition, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data.  In addition, in the event that a significant number of our managers were unavailable following a disaster, our ability to effectively conduct business could be severely compromised.  These interruptions also may interfere with our suppliers’ ability to provide goods and services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers.  The occurrence of any such failure, interruption or security breach of our systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and financial liability.  Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify affected individuals about the incident, and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident.  For more information, see “Legislative, Regulatory and Tax – State Regulation – Compliance with existing and emerging privacy regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.”

Although we conduct due diligence, negotiate contractual provisions and, in many cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with our information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers.  Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Finally, our cyber liability insurance may not be sufficient to protect us against all losses resulting from any cyberattack or other interruption, breach in security or failure of our disaster recovery systems.

Acquisitions of businesses may not produce anticipated benefits resulting in operating difficulties, unforeseen liabilities or asset impairments, which may adversely affect our operating results and financial condition.

Once completed, an acquired business may not perform as projected, expense and revenue synergies may not materialize as expected and costs associated with the integration may be greater than anticipated.  Our financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key employees or customers, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.  Factors such as receiving the required governmental or regulatory approvals to merge the acquired entity, delays in implementation or completion of transition activities or a disruption to our or the acquired entity’s business could impact our results.

Covenants and Ratings

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products, as potential customers may select companies with higher financial strength ratings, and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings.  This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income and lower spread income.  Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions.  The interest rates we pay on our borrowings are largely dependent on our credit ratings.  A downgrade of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital.

All of our ratings are on outlook stable except for the ratings assigned by S&P, which are on outlook negative.  All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that our principal insurance subsidiaries or we can maintain these ratings.  See “Item 1. Business – Financial Strength Ratings” and “Liquidity and Capital Resources – Ratings” in the MD&A for a description of our ratings.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, two of our insurance subsidiaries, LNL and LLANY, provide 100% indemnity reinsurance for the business assumed; however, the third-party insurer, or the “cedent,” remains primarily liable on the underlying insurance business.  Under these types of agreements, as of December 31, 2021, we held statutory reserves of $4.6 billion.  These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios.  If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide LOCs at least equal to the relevant statutory reserves.  See “Item 1. Business – Reinsurance” for a discussion of the indemnity reinsurance arrangements and the financial strength ratings and/or capital ratios that are required to be maintained under such arrangements.  As of December 31, 2021, LNL’s and LLANY’s financial strength ratings and RBC ratios exceeded the ratings and ratios required under each agreement.  See “Item 1. Business – Financial Strength Ratings” for a description of our financial strength ratings.

If the cedent recaptured the business, LNL and LLANY would be required to release reserves and transfer assets to the cedent.  Such a recapture could adversely impact our future profits.  Alternatively, if LNL and LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Investments

We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value.

We hold certain investments that may lack liquidity, such as privately placed securities, mortgage loans on real estate, policy loans, limited partnership interests and other investments.  These asset classes represented 29% of the carrying value of our total investments as of December 31, 2021.  If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset.  If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them, and we might be forced to sell them at significantly lower prices.

The amount and timing of income from certain investments can be uneven, and their valuations infrequent or volatile, which can impact the amount of income we record or lead to lower than expected returns, and thereby adversely impact our earnings.

We invest a portion of our investments in investment funds, many of which make private equity investments.  The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments.  The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict.  In addition, because these funds, and private equity investments, do not trade on public markets and indications of realizable market value may not be readily available, valuations can be infrequent and/or more volatile.  As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter, and a sudden or sustained decline in the markets or valuation of one or more substantial investments could result in lower than expected returns earned by our investment portfolio and thereby adversely impact our earnings.

Defaults on our mortgage loans and write-downs of mortgage equity may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties.  The performance of our mortgage loan investments may fluctuate in the future.  In addition, some of our mortgage loan investments have balloon payment maturities.  An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.  Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition.  While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions.  Many of these transactions expose us to credit risk in the event of default of our counterparty.  In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the related loan or derivative exposure.  We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments.  These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons.  A downturn in the U.S. or other economies could result in increased impairments.  There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral.  The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity.  In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

The elimination of LIBOR may affect the value of certain derivatives and floating rate securities we hold or have issued.

In July 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021.  On March 5, 2021, the FCA announced that all LIBOR settings will either cease to be provided by any benchmark administrator, or no longer be representative (a) immediately after December 31, 2021, in the case of the 1-week and 2-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings.  Since the initial announcement in 2017, we have been monitoring developments, determining how our hedging strategies, asset portfolio, liabilities, systems and operations may be affected by the transition and taking actions to prepare for the transition to a post-LIBOR environment.  Although we have taken actions to mitigate many of the potential risks, the transition to alternative reference rates may still adversely affect the value of certain derivatives and floating rate securities we hold and the value of our remaining outstanding floating rate capital securities.  The ultimate effect of the discontinuation of LIBOR on new or existing financial instruments, liabilities or operational processes will vary depending on a number of factors, including the fallback provisions in contracts; adoption of replacement language in contracts where such language is currently absent; potential changes in spreads causing valuation changes; treatment of hedge effectiveness; and impacts on our models and systems.  See Note 2 for additional information on reference rate reform.

Competition

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive.  We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings.  Our competitors include insurers, broker-dealers, investment advisers, asset managers, hedge funds and other financial institutions.  A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.  In recent years, there has been consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms.  Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements.  Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively.  Our customers and clients may engage other financial service providers, and the resulting loss of business may harm our results of operations or financial condition.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives.  These representatives are not captive, which means they may also sell our competitors’ products.  If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

I.PLAN OVERVIEW

Effective January 1, 2017, the Lincoln National Corporation Deferred Compensation Plan for Agents was renamed the Lincoln National Corporation Deferred Compensation Plan for Agents and Brokers. The purpose of the Plan is to recognize the services provided by certain highly successful agents and brokers, and it allows both to contribute earnings as described below.

Here is a summary of the Plan’s key features applicable to Agents (capitalized terms are defined in Article II below):

Each year, you may elect to defer receipt of up to 80% of your Pensionable Earnings into this Plan.  Your contributions to the Plan are referred to as your Elective Deferrals.  You must make your election to contribute Pensionable Earnings earned during a calendar year before January 1st of that year.  If you become a newly-contracted eligible individual during the calendar year, you must make your election to contribute Pensionable Earnings within 30 days after obtaining a valid Financial Professional Agreement with a Schedule A.  Your Elective Deferrals are not subject to federal and certain other income taxes at the time of deferral.  However, distributions will be taxable in the year that you receive them. Note, if you are also a Broker, please refer to the “summary of the Plan’s key features applicable to Brokers” below for information about deferrable elections for your Deferrable Earnings that are non-propriety fixed and broker dealer business.

The investment performance of your Elective Deferrals will depend upon the performance of the Investment Options that you select for the investment of your Elective Deferrals. Your Company Basic Match contributions, any Company Discretionary Match contributions, and any Special Credit(s) (together, “Company Contributions”) will be invested in the same manner.  Your Account will not actually be invested in those Investment Options.  Instead, the performance of the Investment Options will be used solely as a measure to calculate the value of your Plan Account, and eventual benefit.  This is sometimes referred to as “phantom” or “notional” investing.  The Investment Options available under the Plan are described in the Investment Supplement in Section L, beginning on page 44.

Your Account balance is generally 100% vested at all times (unless you have a special arrangement with other terms), although you may forfeit Company Contributions (and any earnings attributable to Company Contributions) in cases where you are involuntarily terminated for Cause.  Your Account balance is comprised of your Elective Deferrals, Company Contributions, and any earnings/(losses) due to investment performance.

You may at any time, subject to applicable restrictions under the Company’s Insider Trading and Confidentiality Policy, redeem or transfer amounts credited to the LNC Stock Fund into any other Investment Option or you may redeem or transfer amounts credited to any other Investment Option into the LNC Stock Fund.

You may be eligible to receive a Company Basic Match contribution on certain Elective Deferrals that you make to this Plan.  The Company Basic Match contribution is $0.50 for every dollar you contribute, up to 6% of the Pensionable Earnings that you elect to defer (i.e., the maximum annual value of the Company Basic Match is equal to 3% of Pensionable Earnings).

You may also be eligible to receive a Company Discretionary Match contribution (that may range in amount from $.01 to $0.50) on certain Elective Deferrals if we decide to make one for a particular Plan year.

Here is a summary of the Plan’s key features applicable to Brokers (capitalized terms are defined in Article II below):

Each year, you may elect to defer receipt of up to 80% of your Deferrable Earnings into this Plan.  Your contributions to the Plan are referred to as your Elective Deferrals.  You may make separate elections with respect to (i) proprietary insurance commissions and (ii) broker/dealer and non-proprietary fixed commissions.  You must make your election to contribute Deferrable Earnings earned during a calendar year before January 1st of that year.  If you become a newly-contracted eligible individual during the calendar year, you must make your election to contribute Deferrable Earnings within 30 days from the date you enter a valid sales contract. Your Elective Deferrals are not subject to federal and certain other income taxes at the time of deferral, however, distributions will be taxable in the year that you receive them.

The investment performance of your Elective Deferrals will depend upon the performance of the Investment Options that you select for the investment of your Elective Deferrals.  Your Account will not actually be invested in those Investment Options.  Instead, the performance of the Investment Options will be used solely as a measure to calculate the value of your Plan Account, and eventual benefit.  This is sometimes referred to as “phantom” or “notional” investing.  The Investment Options available under the Plan are described in the Investment Supplement in Section L, beginning on page 44.

Your Account balance is generally 100% vested at all times (unless you have a special arrangement with other terms). Your Account balance is comprised of your Elective Deferrals and any earnings/(losses) due to investment performance.

You may at any time, subject to applicable restrictions under the Company’s Insider Trading and Confidentiality Policy, redeem or transfer amounts credited to the LNC Stock Fund into any other Investment Option or you may redeem, or transfer amounts credited to any other Investment Option into the LNC Stock Fund.

Elective Deferrals attributable to Deferrable Earnings will not be eligible to receive Company Basic Match or Company Discretionary Match contributions.

Common law employees of the Company, corporations and/or planner groups are not eligible for the Plan.

Code section 409A outlines the rules for making elections to defer compensation, and for making distribution elections.  With the exception of the “haircut rule” described on page 34, all of the rules for making deferral and distribution elections described in Sections B and F apply to all non-qualified amounts accrued before and after the effective date of Code section 409A (January 1, 2005).  Your entire Plan benefit is subject to Code section 409A – there is no “grandfathering” of benefits deferred or contributed prior to January 1, 2005 – with the exception of the haircut rule, which was preserved with respect to amounts deferred or contributed on or before December 31, 2004.

The Plan is referred to as a “non-qualified” plan because it is not tax-qualified under Code section 401. Unlike benefits in the “qualified” LNL 401(k) Plan, benefits under this non-qualified Plan are not protected against our insolvency.  If we become insolvent, you would have no rights greater than our other general unsecured creditors have to our assets. As a result, your Account balance would not be guaranteed if we became insolvent.

This Prospectus is intended to serve as a summary of Plan features and does not detail every possible combination of circumstances that could affect your participation in the Plan or your Account balance. The Plan Document is the legal document regarding your benefits and is the primary resource for all Plan questions.  In the event of any discrepancies between this Prospectus and the legal document, the Plan Document will govern.

If you have any questions about the administration of the Plan, please contact Nolan Financial Group at 888-907-8633 or visit its website at www.NolanLink.com.

II.DEFINITIONS

Account.  The term “Account” refers to the separate deferred compensation account that we have established in your name.  Each Account is a bookkeeping device only, established for the sole purpose of crediting and tracking notional contributions (and any earnings/losses thereon) credited to the various Investment Options available under the Plan.  We may establish various sub-accounts within your Account for the purpose of tracking the amounts credited to the various notional Investment Options you have chosen, for tracking Elective Deferrals and Company Contribution amounts, investment earnings/losses, and for other administrative purposes.

Benefits Administrator.  The Benefits Administrator is the Plan’s fiduciary and Plan administrator.  The Benefits Administrator is LNC’s Executive Vice President of Human Resources or his or her delegate.  The Benefits Administrator is responsible for the day-to-day administration of this Plan and has the authority to make administrative decisions and to interpret the Plan.

Benefit Eligible Agent Commissions.  Benefit Eligible Agent Commissions are defined as first year and renewal commissions related to the sale of any LNL or LLANY products, including, but not limited to, annuity, life insurance, and retirement products under a valid Financial Professional Agreement with a Schedule A.  It is used to define commissions paid to an Agent for purposes of determining eligibility for the Plan for the upcoming year.

Benefit Eligible Broker Commissions.  Benefit Eligible Broker Commissions are defined as first year and renewal commissions related to the sale of any LNL or LLANY products, including annuity, life insurance, and retirement products, under any sales contract, plus commissions paid by the Company or an affiliate for brokered products, and commissions paid by the Company or an affiliate to a registered representative of LFA.  It is used to define commissions paid to an Agent or Broker for purposes of determining alternate eligibility for the Plan for the upcoming year.

Cause.  In the context of a termination for “Cause,” and as determined by the Benefits Administrator in its sole discretion, Cause will mean:  (1) your conviction for a felony, or other fraudulent or willful misconduct that is materially and demonstrably injurious to the business or reputation of LNC or an affiliate, or (2) the willful and continued failure to substantially perform your duties with LNC or an affiliate (other than a failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Benefits Administrator or his or her delegate which specifically identifies the manner in which the Benefits Administrator believes that you have not substantially performed your duties.

Code.  The Internal Revenue Code of 1986, as amended.

Company.  Company means Lincoln National Corporation or any successor thereto.

Company Basic Match.  The Company Basic Match contribution is a “guaranteed” match made on a bi-weekly payroll basis equal to $0.50 of every dollar of Pensionable Earnings you contribute to this Plan, up to a maximum of 6% of Pensionable Earnings, to the extent such dollar cannot be contributed to the LNL 401(k) Plan due to IRS limits.

Company Contributions.  Company Contributions include any Company Basic Match contribution, Company Discretionary Match contribution, or any Special Credit we contribute to your Account.

Company Discretionary Match.  The Company Discretionary Match contribution is made entirely at our discretion, and in some years may not be made at all.  The amount of the Company Discretionary Match contribution for a particular Plan year is based on pre-set performance criteria, the satisfaction of which must be approved by LNL’s Board of Directors before the Company Discretionary Match contribution can be credited to your Account.  Even if pre-set performance criteria are met, the Board reserves the discretion not to pay a Company Discretionary Match contribution for a particular year.

Deferrable Earnings.  Deferrable Earnings are defined as gross first year and renewal life insurance commissions plus gross first year and renewal/trailer annuity and retirement commissions paid to you during the Plan year from the sale of LNL, LLANY, LFA or Company brokered products under a valid sales contract with LNL or LLANY or all commissions paid under a registered representative’s contract with LFA.  Deferrable Earnings also include gross Permanent Fixed Life and Annuity Program (PFLAP) earnings for eligible Agents and Brokers.  By “gross” we mean gross commissions reportable before any applicable tax withholdings.  Deferrable Earnings do not include additional payouts under any producer group arrangement, commissions on group products, or any other earnings not paid through the BOCASoft sales compensation system.  Deferrable Earnings may be paid on either a W-2 basis (for Agents) or a 1099 basis (for Agents and Brokers).

Disabled.  If you are an Agent, you will be considered Disabled if you are determined to be “totally disabled” under the standards and criteria in place in the Company’s Long-Term Disability Plan (the “LTD Plan”), regardless of whether you are actually covered under the LTD Plan.  If you are a Broker, you will be considered Disabled if you meet the definition of “disability” contained in the Federal Social Security Act.

Elective Deferrals.  Elective Deferrals are the amount of Deferrable Earnings (Brokers) or Pensionable Earnings (Agents) that you have elected to contribute to this Plan in accordance with the enrollment and/or election procedures established by the Benefits Administrator.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

Investment Options.  Investment Options refer to the menu of investment options available under the Plan for you to invest on a notional or “phantom” basis.  A description of each Investment Option is included in this Prospectus (beginning on page 44).  We reserve the right to add or remove an Investment Option from the Plan at any time and from time to time.

Key Employees.  Key Employees are defined under Code section 416(i) (the “top heavy” rules), and would include up to 50 of the highest paid officers of LNC.  Under no circumstances may a payment under this Plan be made to a Key Employee within the first six months following the Key Employee's Separation from Service.  Although it is unlikely that a Key Employee would participate in this Plan, or have a balance credited to an Account under this Plan, a determination of whether you are a Key

Employee shall be made solely in the discretion of the Benefits Administrator, and in compliance with Code section 409A and any regulations promulgated thereunder.

LNC.  LNC refers to Lincoln National Corporation.

LNL.  LNL refers to The Lincoln National Life Insurance Company.

LNL 401(k) Plan.  The LNL Agents’ 401(k) Savings Plan.

LLANY.  LLANY refers to Lincoln Life & Annuity Company of New York.

Nolan.  Nolan refers to Nolan Financial Group, the Plan’s recordkeeper and third-party administrator.

Open Window Periods.  Open Window Periods generally commence on the later of (1) the second business day after our quarterly earnings release, or (2) the first business day after the quarterly investors conference and end on the fifteenth day of the last month of the quarter, unless we determine otherwise. If such fifteenth day is not a day on which trading occurs on the New York Stock Exchange, the window period shall end on the business day immediately preceding such day.

Pensionable Earnings.  Pensionable Earnings may be deferred by you into the Plan, subject to certain limits, as described in Section B, below.  Pensionable Earnings are defined as Deferrable Earnings that are gross first year life insurance commissions plus gross first year annuity and retirement commissions paid to you during the Plan year from the sale of LNL or LLANY products while you have a valid Financial Professional Agreement with a Schedule A with us.  By “gross” we mean before certain federal taxes and any deferrals into the LNL 401(k) Plan that you may elect.  Pensionable Earnings do not include Deferrable Earnings that are (1) commissions on contract renewals, (2) commissions paid after the termination of your valid Financial Professional Agreement with a Schedule A for any reason including your death, or (3) earnings under the Permanent Fixed Life and Annuity Program (PFLAP).  Pensionable Earnings are paid on a W-2 basis, although not all W-2 earnings are Pensionable Earnings.

Separation from Service.  The Benefits Administrator shall determine whether you have experienced a Separation from Service from LNC and its affiliates; such determination will be consistent with the definition of “separation from service” provided in Code section 409A and in any regulations promulgated thereunder.

Special Credit.  We may credit your Account with a special credit at any time during a Plan year.  Special Credits may have special forfeiture, vesting, or other restrictions or conditions associated with them, as determined by the Benefits Administrator.

Stock Units.  Stock Units refers to “phantom” shares of the LNC common stock fund offered to participants.  You may direct Nolan to contribute all or a portion of your Elective Deferrals and Company Contributions (if applicable) into the LNC Stock Fund.

Units.  Units means “phantom” or hypothetical shares of the Investment Options available under this Plan, excluding the Stock Units.  Units will be notionally credited to your Account pursuant to your investment directions on file with Nolan.

III. PLAN DESCRIPTION

A. Eligibility & Participation

This Plan is being offered to select sales Agents and Brokers of LNL and its affiliates.  Agents and Brokers will be eligible to participate as follows:

Agents:

You will be eligible to participate in the Plan if your Benefit Eligible Agent Commissions during the 12-month period from October 1 to September 30 of the year preceding the year to which your deferral election relates were at least $200,000, and you are classified as a full-time life insurance salesperson under the Federal Insurance Contributions Act.  In addition, you must have a valid Financial Professional Agreement with a Schedule A.

District Agency Network Agents (“DANs”) and Agency Building General Agency Agents (“ABGAs”) are not eligible to participate in this Plan.

If you are an individual who has entered into a valid Financial Professional Agreement with a Schedule A during the current calendar year, you are eligible to participate in the Plan provided that you have at least $200,000 in verifiable first year and renewal commissions relating to the sale of any LNL or LLANY products, as well as similar products from other life insurance companies doing business in the U.S. for the most recent trailing 12-month period prior to obtaining a valid Financial Professional Agreement with a Schedule A.  Verification of commissions from other life insurance companies doing business in the U.S., other than LNL or LLANY, will be determined at the discretion of the Senior Vice President, Head of Lincoln Financial Advisors, or his designee.

Brokers:

You will be eligible to participate in the Plan if your Benefit Eligible Broker Commissions during the 12-month period from October 1 to September 30 of the year preceding the year to which your deferral election relates were at least $360,000, and you hold a BK2K or NYBK sales contract with LNL or LLANY, respectively, and/or a registered representative’s contract with LFA.

If you are an individual who has entered into a contract during the current calendar year, you are eligible to participate in the Plan provided that you have at least $360,000 in verifiable first year and renewal commissions relating to the sale of any LNL or LLANY products as well as similar products from other life insurance companies or, in the case of LFA, broker-dealers, doing business in the U.S. for the most recent trailing 12-month period prior to obtaining a valid sales contract.  Verification of commissions from other life insurance companies or broker-dealers doing business in the U.S., other than LNL, LLANY or LFA, will be determined at the discretion of the Senior Vice President, Head of Lincoln Financial Advisors, or his designee.

B.Elective Deferrals – Your Contributions to the Plan

You will not be eligible to make an Elective Deferral for a Plan year if you do not meet the eligibility requirements described in Section A above.

Agent:

If you are eligible to participate, you may commence participation by making an irrevocable election to defer up to 80% of your Pensionable Earnings (or if you are also a Broker, Deferrable Earnings that are non-propriety fixed and broker dealer business)  into this Plan, such election to become effective beginning on January 1st of the next calendar year.

If you become a newly-contracted individual during the calendar year, your election must be made within 30 days after you enter into a valid contract and meet the eligibility requirements for newly contracted individuals.

You may make a valid election by complying with the administrative procedures governing elections established from time to time by the Benefits Administrator.  You must make your election within the time frame established by the Benefits Administrator, but in no event later than December 31st of the year prior to the year in which your Pensionable Earnings are earned.

You are not required to defer any part of your Pensionable Earnings into this Plan; however, if you do not elect to defer at least 6% of your Pensionable Earnings, you may not receive the full amount of a Company Basic Match contribution and any Company Discretionary Match contribution that you would otherwise be eligible to receive.

Broker:

If you are eligible to participate, you may commence participation by making an irrevocable election to defer up to 80% of your Deferrable Earnings into this Plan, such election to become effective beginning on January 1st of the next calendar year.

If you become a newly-contracted individual during the calendar year, your election must be made within 30 days after you enter into a valid contract and meet the eligibility requirements for newly contracted individuals.

You may make a valid election by complying with the administrative procedures governing elections established from time to time by the Benefits Administrator.  You must make your election within the time frame established by the Benefits Administrator, but in no event later than December 31st of the year prior to the year in which your Deferrable Earnings are earned.

C.Company Contributions to the Plan (Agents Only)

General.  Any amount of Pensionable Earnings that you defer into the Plan (“Elective Deferrals”) after you have earned the threshold amount in earnings (“Benefit Eligible Agent Commissions”) will be eligible for Company Basic Match and any Company Discretionary Match contributions.  The threshold amount is the IRS annual compensation limit, which is $305,000 for 2022 (as indexed by the IRS for tax years thereafter).  While your deferrals in the LNL 401(k) Plan may be matched until you have reached the IRS annual compensation limit ($305,000 for 2022), your Elective Deferrals in this Plan will be matched only after your Pensionable Earnings (including your non-qualified deferrals) exceed the threshold amount.  In other words, you will not receive any match under this Plan before your earnings have exceeded the IRS annual compensation limit.  Your deferrals in the LNL 401(k) Plan will NOT be matched under that plan once you have reached the IRS annual compensation limit ($305,000 for 2022, not including non-qualified deferrals).

Company Basic Match Contribution.  You will be eligible to receive a Company Basic Match contribution on certain Elective Deferrals that you make to this Plan.  The Company Basic Match contribution is $0.50 for every dollar you contribute that is above the threshold amount, up to 6% of the Pensionable Earnings that you elect to defer.  Thus, the maximum annual value of the Company Basic Match contribution is equal to 3% of Pensionable Earnings.

Example:  Agent Jones elects to defer 7% of his Pensionable Earnings into the Plan during 2022.  His Pensionable Earnings exceeded the $305,000 threshold amount on February 2, 2022.  His Company Basic Match contribution will be determined as follows:

Cycle Date	(A) Gross Earnings YTD	(B) Threshold	(C) Difference (A) – (B)	1st year commissions portion of (C) (Pensionable Earnings)	Deferral %	Deferral Amount	Basic Company Match Contribution (3% of Pensionable Earnings)
2/08/2022	$308,500.00	$305,000	$3,500.00	$3,500.00	7%	$245.00	$105.00
2/15/2022				4,974.00	7%	348.18	149.22
2/22/2022				3,803.00	7%	266.21	114.09
3/01/2022				208.00	7%	14.56	6.24

Your Company Basic Match contributions will be invested in accordance with the investment directions you have provided to Nolan with respect to the deferral of your Pensionable Earnings (your Elective Deferrals).

Company Discretionary Match Contribution.  Any Company Discretionary Match contribution that we decide to make will be invested in accordance with the investment instructions you have provided to Nolan.  The Company Discretionary Match contribution will be credited to your Account as soon as administratively feasible after LNL’s Board of Directors approves the Company Discretionary Match contribution (typically in late March or early April).  The Company Discretionary Match contribution may range in amount from $0.01 to $0.50 with respect to each dollar of Pensionable Earnings you defer, up to 6% of Pensionable Earnings that you elect to defer.

If your Pensionable Earnings exceed the annual compensation limit, failure to elect to defer at least 6% of your Pensionable Earnings directly into this Plan could result in you not receiving the full amount of Company Basic Match contributions and any Company Discretionary Match contributions that you would otherwise have been entitled to receive.

Special Credits.  In addition to the Company Basic Match and Company Discretionary Match contributions described above, we may credit your Account with a Special Credit for any calendar year.  Special Credits may be subject to a vesting schedule, or such other terms as determined by the Benefits Administrator. Special Credits should not be confused with the Company’s Basic Match or Discretionary Match contributions.

Agents Contracted with LLANY.  New York Insurance Law 4228 imposes limitations on the amount of compensation that agents and brokers may receive with respect to individual life insurance policies and annuity contracts.  Certain “security benefits” are excluded in the computation of those limits.  Specifically, for non-qualified plans, “security benefits” is defined as “a benefit that does not permit an agent to obtain a cash payment other than at the time of death, permanent and total disability, or retirement.”  New York issued “Circular Letter No. 8 (2008)” defining “retirement” within the context of this regulation as follows:

“The earliest date on which the agent’s age is at least 55 and the sum of the agent’s age and years of service with the insurer is at least 70.”

Lincoln Life & Annuity Company of New York Segregated Account.  Lincoln considers Company Contributions to the Plan that are made with respect to deferrals of commissions received in connection with the sale of LLANY products to be security benefits and not subject to the compensation limits imposed.  Specifically, any Company Basic Match, Company Discretionary Match, or Special Credit contributions, as described in this Section C, which are made with respect to such deferrals are considered security benefits under this NY Insurance Law.  To that end, we must insure that distribution of those security benefits does not occur until the agent has met the age and years of service requirements (at least age 55 and the sum of agent’s age and years of service with insurer is at least 70).

Beginning January 1, 2008 all Company Basic Match contributions, Company Discretionary Match contributions, and Special Credits that are security benefits will be credited to a segregated “LLANY Account” with special rules and restrictions.

Amounts credited to the LLANY Account will be held until the earliest date on which the above age and years of service requirement are met.  On the first day of the month following that occurrence, all accumulated contributions within the LLANY Account will be valued and distributed to you as soon as practicable – usually within six (6) weeks but in no event later than 90 days following the valuation date.  Any further LLANY contributions for that year or subsequent years will be distributed as directed by you---no LLANY Account segregation will be required in subsequent years.

D.Vesting

Subject to your involuntary termination for Cause, you are immediately vested in all the amounts credited to your Plan Account, unless you have a special arrangement with other terms.  Thus, your Elective Deferrals, and if applicable, any Company Basic Match contributions, any Company Discretionary Match contributions, and/or any Special Credits described above (unless the terms of the Special Credit specify otherwise) are all 100% vested and non-forfeitable when made.

E.Choosing a Beneficiary

When you first enroll in the Plan you will be asked to designate a beneficiary (a person or an entity such as a trust who will be entitled to receive the value of your Account if you die before distribution).  You may name anyone you wish as your beneficiary.

You may, if you wish, name more than one person as beneficiary.  If you name more than one person, however, you should specify the percentage you wish paid to those persons.  Otherwise, the beneficiaries will share your Account value equally.

If you do not have a beneficiary designation on record, or if your beneficiary dies before you and you have not named a contingent beneficiary, the value of your Account will be payable to (1) your spouse; (2) if no spouse, to your child or children (with the share of any deceased child distributed among descendants of that child); (3) if none of the above, to your parents in equal shares or the entire amount to your surviving parent; (4) if none of the above, to your sibling(s) in equal shares; and (5) if none of the above, to the executor or administrator of your estate.

At any time, you may change your beneficiary online or by filing a new designation of beneficiary form.  A Beneficiary Designation Form can be obtained by contacting Nolan at 888-907-8633.  The change will be effective on the date that you submit the form.  You can mail or fax the form to Nolan.

F. Distributions and Taxes

Distributable Events.  Distributions from this Plan are permitted only upon the occurrence of the following events:

•	The distribution date designated at the time of your deferral by electing a “Flexible Distribution Year Account”;
•

For Company Contributions made with respect to deferrals attributable to all products sold through the Lincoln Life & Annuity Company of New York, the earliest date on which you have attained age 55 or older, and your age and years of service with LNL or its affiliates combined is equal to the number “70” (for example, age 55 with 15 years of service with LNL or its affiliates, or age 59 with 11 years of service, etc.);

•	The Plan’s default distribution date (if you failed to make a valid “Flexible Distribution Year Account” election) - February 5th of the calendar year in which your 65th birthday occurs;
•	Death; or
•	A qualifying financial hardship.

You may not take a loan against the balance credited to your Account.

You may not accelerate the receipt of any assets that are deferred or contributed to your Account on or after January 1, 2005 (or any earnings allocable to such amounts).  This includes an acceleration of a distribution by forfeiting a portion of your Account as a penalty (known as a “haircut”).  For amounts deferred or contributed to your Plan Accounts prior to January 1, 2005 (“grandfathered amounts”), you will still be permitted to accelerate the distribution of your Accounts by taking a “haircut”.

You may, however, elect to delay or “re-defer” the distribution of your Account beyond a previously selected distribution date, subject to certain restrictions as described in more detail in “Secondary Elections” below.

Distributable Events for the Segregated LLANY Account.   Except as described in Section C above or in accordance with the following exceptions, no distributions will be made directly from the segregated LLANY Account.  Distributions for the following events will be made in the form of a lump sum:

•	Death

•

Under the “qualifying financial hardship” provision of the Plan, but only if such hardship is caused by your “permanent and total disability” as defined under Section 4228(b)(24) of the New York Insurance Law.  Please note that you must meet the Plan’s stringent requirements for a qualifying financial hardship as defined under Code section 409A.

Termination Accounts—Default Distribution Date.  Prior to 2008, you were allowed to defer Elective Deferrals (and any related Company Contributions) into a “Termination Account,” to be paid out upon the termination of your Financial Professional Agreement with a Schedule A.  However, in order to comply with changes to the tax rules made by Code section 409A, we solicited elections from you during the special 409A election period from August 14, 2007 to October 5, 2007, requesting that you designate a “Flexible Distribution Year” for your Termination Account assets.  A Flexible Distribution Year Account can be any calendar year beginning in 2009— it was not necessary for the year to end in a “0” or “5”.   If you did not make an election by the deadline of October 5, 2007, any assets credited to your Termination Account will be paid to you on the Plan’s Default Distribution Date. The Default Distribution Date for converted Termination Accounts is February 5th of the calendar year in which your 65th birthday occurs.

However, if your 65th birthday occurred before January 1, 2009, your Termination Account was paid to you on February 5, 2009.  Your Account will be valued as of the close of business on February 5th or the next market day following February 5th of the applicable calendar year.  Current Distribution Year Accounts were not affected by this change.  Further, Agents with Termination Accounts who terminated contracts between August 14, 2007 and October 5, 2007 and who did not make a special 409A election during this period had their Termination Account assets paid out under the prior rules.  They were not subject to the Default Distribution Date rules.

Termination Accounts -- Default Distribution Form.  If you did not elect an alternative form of distribution for your Termination Account during the special 409A election period from August 14, 2007 to October 5, 2007, your converted Termination Account will be paid to you in a lump sum distribution.  Amounts credited to your investment sub-accounts will be paid to you in a cash lump sum distribution on your Distribution Date (either the year indicated by your elected Flexible Distribution Year Account, or your Default Distribution Date, as described above).

Flexible Distribution Year Accounts.  Beginning in the 2008 Plan year, you can elect to defer your Elective Deferrals into a Flexible Distribution Year Account that you designate at the time you elect to defer amounts into the Plan.  Flexible Distribution Year Accounts may be any calendar year--it is not necessary for the year to end in a “0” or “5”.  You must make this irrevocable election at the time of your deferral on your Distribution Election Form.  In general, you must designate Flexible Distribution Year Accounts that are later than the calendar year immediately following the calendar year in which you make your Elective Deferral election.

Any Company Contributions made during a year will automatically be contributed to the Flexible Distribution Year Account or Distribution Year Account (as described below) that you have designated for that year’s Elective Deferrals.  Special Credits, if any, will be contributed to the Flexible Distribution Year Account or Distribution Year Account designated by the Benefits Administrator in its sole discretion.

You may have up to five (5) different Accounts active at one time: any combination of Distribution Year Accounts (elected prior to 2007 Plan year), and Flexible Distribution Year Accounts.

Distribution Year Accounts.  Beginning in the 2007 annual enrollment period (pertaining to the 2008 Plan year), Distribution Year Accounts were replaced by Flexible Distribution Year Accounts.  Prior to that, you could have elected to defer your Elective Deferrals into any one of the following pre-established Distribution Year Accounts: the year 2010 Account, 2015 Account, or 2020 Account – or any fifth (5th) year afterwards.  You were not permitted to designate a Distribution Year Account that was earlier than the calendar year immediately following the calendar year in which you made your Elective Deferral election. You were required to make this irrevocable election at the time of your deferral on your Distribution Election Form.

Distribution Year Accounts elected prior to 2008 Plan year will not be affected by these changes, but going forward, you will elect to make Elective Deferrals into Flexible Distribution Year Accounts.

Any Company Contributions made during a year will automatically be contributed to the Flexible Distribution Year Account(s) or Distribution Year Account(s) that you have designated for that year’s Elective Deferrals; or, in the case of a Special Credit, to a Flexible Distribution Year Account or Distribution Year Account designated by the Benefits Administrator in its sole discretion.

You may have up to five (5) different Accounts active at one time: any combination of Distribution Year Accounts (elected prior to 2007 Plan year), and Flexible Distribution Year Accounts.

Distribution Year Accounts – Default Distribution Form.   If you participated in the Plan prior to the 2008 Plan year, you may or may not have made an election regarding the form in which you wanted your Distribution Year Account distributed to you (e.g., lump sum or annual installments).  In fact, you may have made separate elections for your pre-2005 and 2005 contributions.  Regardless of any of your prior elections, you were required to make an election by October 5, 2007 regarding the form of distribution for any existing Distribution Year Accounts.  You were required to make a new election as to the form of distribution for your Distribution Year Account, even if you had already made an election.  If you did not make a distribution form election by the deadline of October 5, 2007—any assets credited to your existing Distribution Year Account(s) will be paid to you in the Default Distribution Form—a lump sum.

Flexible Distribution Year & Distribution Year Accounts – Valuation and Distribution Dates.  Any Elective Deferrals, plus any Company Contributions made with respect to such deferrals, plus investment earnings/losses allocable to such amounts, will be valued as of the close of business on February 5th or the next market day following February 5th of the specified distribution year.  For example, if you have a 2022 Distribution Year Account, your valuation date will be February 5, 2022.  Or, if you have a 2023 Flexible Distribution Year Account, your account will be valued as of February 5, 2023.  Payment will be made to you as soon as administratively practicable after the valuation date, but in no event later than 90 days after the valuation date.  If you have elected to make Elective Deferrals and related Company Contributions to a pre-established Flexible Distribution Year Account or Distribution Year Account with a date later than the date of your Separation from Service or the date on which your Financial Professional Agreement with a Schedule A terminates, distribution of the assets credited to such Account will start in the year specified by your Account designation—not earlier or later.

Special Rule for Company Contributions Made with respect to the Sale of NY Products.  For Company Contributions made with respect to deferrals attributable to all products sold through LLANY, the default distribution date is the earliest date on which you have attained age 55 or older, and your age and years of service with LNL or an affiliate combined is equal to the number “70” (for example, age 55 with 15 years of service with LNC, or age 59 with 11 years of service).  These LLANY product related Company Contributions will be paid to you in a lump sum.  Initial Elections are not permitted with respect to amounts credited to a segregated LLANY Account.

Alternative Distribution Forms.   If you do not wish to receive your Flexible Distribution Year Account or Distribution Year Account in a lump sum payment (the default distribution form), you must elect one of the following alternative payment options in either an “Initial Election” or a “Secondary Election,” as described below.  The alternative distribution forms available to you are:

•Five-year installment payments

•Ten-year installment payments

•Fifteen-year installment payments

•Twenty-year installment payments

If you choose five-year installment payments, you will receive 1/5 of your total Account balance the first year, 1/4 of the remaining Account balance the second year, 1/3 of the remaining Account balance the third year, 1/2 of the remaining Account balance the fourth year and all of the remaining balance the final year.

Alternative Initial Elections are not permitted with respect to amounts credited to a segregated LLANY Account.

Initial Elections. Beginning with the 2007 annual enrollment period (pertaining to the 2008 Plan year), you will be required to elect a Flexible Distribution Year Account, and the distribution form for such Account, by completing a deferral election form at the time of your deferral.  This will constitute your

“Initial Election” under the Plan.  If you made a Flexible Year Distribution Account election for an existing Termination Account, or an election regarding the distribution form for amounts credited to an existing Distribution Year Account during the special 409A election period from August 14, 2007 to October 5, 2007, this also constituted an Initial Election under the Plan.  Finally, if you had an existing Termination Account and you did not make a Flexible Distribution Year Account election during the special 409A election period, or you did not make a distribution form election for your existing Distribution Year Account, your Account became subject to Plan’s Default Distribution Date and Default Distribution Form rules.  In this case, the default will be deemed your Initial Election.

If you are a new participant, or you are electing a new Flexible Distribution Year Account, you will be required to make a valid “Initial Election” when you complete your deferral election form.  You can do this by indicating the desired Flexible Distribution Year Account as well as the distribution form for such Account.

Secondary Elections.  Under any of the above scenarios, you will have additional opportunities to make a “Secondary Election” to delay your payment date by a minimum of five (5) years from the originally scheduled distribution date.  Your Secondary Election is not effective for one year—it becomes effective on the 366th day following your election.  If you choose to make a Secondary Election, you will need to make it at least 366 days prior to the date on which your Account would have been paid under your Initial Election.  At this time, you may also elect to change the distribution form—from a lump sum to installments or vice-versa—with a mandatory minimum five (5) year delay from the originally scheduled distribution date.  You may make up to three (3) Secondary Elections per Account, as long as the total number of Accounts with balances remains at or below five (5) and no Secondary Election made after December 31, 2018 would push the distribution date beyond the date on which you attain age 80.

Example One:  Sue has a Flexible Distribution Year Account with an Initial Election of a lump sum payment in 2030.  Through a Secondary Election, Sue can choose to delay her payment by five (5) years or more to 2035 or later and change her form of payment distribution from lump sum to five (5), ten (10), fifteen (15) or twenty (20) annual installments.  Sue will need to submit her Secondary Election at least 366 days prior to the original date in which the account is scheduled to be valued for payment – i.e., election must be made before February 5, 2029.  If Sue does nothing, her Plan Account will be valued on February 5, 2030 and paid to her in a single lump sum within six (6) weeks after that date.

Example Two:  Glenn has a 2027 Flexible Distribution Year Account and his contract with LFG will end in 2024.  Glenn made an Initial Election to have his account distributed as installments over twenty (20) years.  Although Glenn’s contract will end in 2024, his account will still be paid starting in 2027.  The first installment will be valued on February 5, 2027 and paid to him within six (6) weeks of that date.  The second and all remaining installments will also be valued on February 5th each subsequent year and paid to him within six (6) weeks after those dates.

Example Three:  Ron has a 2031 Flexible Distribution Year Account and made an Initial Election to have his account paid as a lump sum.  His account will be valued on February 5, 2031 and paid as a lump sum to him within six (6) weeks of that date.  If Ron decides he would also want distribution to be in five (5) annual installments, he could elect for deferrals starting in 2023 to apply to a Flexible Distribution Year Account for 2033.  Ron’s first installment from his 2033 Flexible Distribution Year Account will be valued on February 5, 2033 and paid to him within six (6) weeks of his valuation date.  The second and all remaining installments will also be valued on February 5th each subsequent year and paid to him within six (6) weeks after those dates.

Example Four:  Emily scheduled her first Flexible Distribution Year Account to pay out in 2024 as a lump sum in the year her daughter starts college.  In 2018, she set up a second account to pay out in 2027 when her son starts college.  She set up a third Flexible Distribution Year Account to pay out in 2031 in twenty (20) annual installments to fund her retirement.  If she decides to delay retirement, she could make a Secondary Election by February 4, 2030, to push her start date out to 2036.

Upon Death.  In the event of your death after December 31, 2018, any unpaid portion of your Account(s) will be paid to your beneficiary in a cash lump sum payment that will be paid as soon as possible after your death (but in no event later than 90 days after the date of your death), regardless of any distribution form election that you may have made or whether payment of any portion of your Account(s) has already commenced.  Your Account(s) will be valued as of the date of your death for distribution to your beneficiary(ies).

Upon a Qualifying Financial Hardship.  In the event of a qualifying financial hardship, the Benefits Administrator will direct that you be paid from your Account(s) an amount in cash sufficient to meet the financial hardship.  Only Accounts with Elective Deferrals, Company Basic Match contributions and Company Discretionary Match contributions are eligible for withdrawal.  Hardship distributions will be permitted only if you are faced with a severe financial hardship caused by an unforeseeable emergency resulting from (a) your sudden and unexpected illness or accident or the sudden and unexpected illness or accident of your dependent or Primary Beneficiary (as defined below); (b) the need to pay for your burial or funeral expenses or for those of your spouse, dependent, or Primary Beneficiary; (c) the loss of your property due to casualty; or (d) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control.  For purposes of a qualifying financial hardship, a “Primary Beneficiary” is the individual who is named as a beneficiary under the Plan and has an unconditional right, upon the death of the participant, to all or a portion of the participant’s Account under the Plan.

The Benefits Administrator determines if the hardship qualifies under the appropriate standards.  Please note that it is very rare that a hardship meets these stringent criteria.

Any compensation deferral agreement in effect when you take a hardship withdrawal from this Plan will automatically be revoked under this Plan for the remainder of the calendar year in which the hardship withdrawal occurred.

Taxes.  Distributions under this Plan are taxable as ordinary income in the year that you receive them.  Income taxes will be withheld, if required, in accordance with federal, state and local income tax laws.  Because of the nature of this Plan (non-qualified), you cannot “roll over” distributions from this Plan into a qualified plan such as your IRA or another employer’s savings plan.

Cash Out of Small Account Balances.   If as of any valuation date, the sum of your Account(s) under this Plan, aggregated with the sum of your accounts under any other account plans or programs sponsored by the Company that are subject to Code section 409A, is less than the applicable dollar limit under Code section 402(g)(1)(B) in effect for the calendar year ($20,500 for 2022 and as indexed by the IRS for tax years thereafter) you will be paid an immediate cash lump sum in all circumstances.  For example, if your Account balance is $30,000 and you elect five (5) annual installments and the sum of your Account balance after the third (3rd) installment is $12,000, you will receive a total distribution in that year and no further installments.

G.Other Important Facts about the Plan

Lincoln National Corporation Securities.  This Prospectus covers $10 million of Deferred Compensation Obligations registered under this Plan.  The Deferred Compensation Obligations represent our obligations to pay deferred compensation amounts in the future to Plan participants (similar to the repayment of a debt).  Compensation deferred for a participant under the Plan is notionally credited to various Investment Options (phantom investments) selected by the Benefits Administrator that are used to value the Plan Account we establish for the participant.  Each Account is credited with earnings, gains, and losses based on these notional investment measures.

The Deferred Compensation Obligations are our unsecured and unsubordinated general obligations and rank pari passu with our other unsecured and unsubordinated indebtedness.  The Deferred Compensation Obligations are not convertible into any other security. Account balances treated as invested in our common stock through the LNC Stock Fund are distributed in cash.

For information regarding distributions from the Plan, see “F.  Distribution and Taxes” beginning on page 34.

Unfunded Status.  This Plan is a non-qualified and unfunded benefit plan.  Unlike a qualified retirement plan, which is subject to strict funding requirements under ERISA and the Code, your Account balance is not held in trust and is therefore not protected against the claims of our general creditors in the case of our insolvency.  In the event of insolvency, the rights of any participant in the Plan (as well as the rights of his or her beneficiary or estate) to claim amounts under the Plan are solely those of an unsecured general creditor of LNC.  No trustee has been appointed to take action with respect to the Deferred Compensation Obligations.  You, and each other participant in the Plan will be responsible for enforcing your own rights with respect to the Deferred Compensation Obligations.  We may establish a “rabbi,” or grantor trust to serve as a source of funds from which we can satisfy the obligations.  If a grantor trust is established, it will not change the unfunded status of the Plan--you will continue to have no rights to any assets held by the grantor trust, except as our general creditors.  Assets of any grantor or rabbi trust will at all times be subject to the claims of our general creditors.

Amendment & Termination of the Plan.  We have the ability to amend the Plan prospectively at any time.  We also have the ability to terminate the Plan provided that you and other participants and beneficiaries receive advance notice.

No Assignment of Interests.  Except in the case of a domestic relations order qualified by the Benefits Administrator, or its designee, your interests in this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a participant or his or her beneficiary(ies), will be null and void.  Prior to the time that your Account is distributed to you, you have no rights by way of anticipation or otherwise to assign or dispose of any interest(s) under the Plan.

Distribution to Alternate Payee.  All or part of a participant’s Account may be paid to an alternate payee as specified in a domestic relations order that the Benefits Administrator, or its designee, determines meets the requirements set forth below:

Definition of Domestic Relations Order.  Domestic relations order means a judgment, decree, or order (including the approval of a settlement agreement) that:

(1)is issued pursuant to a State’s domestic relations law;

(2)relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the participant’s Account under the Plan;

(3) creates or recognizes the right of a spouse, former spouse, child or other dependent of the participant to receive all or a portion of the participant’s Account under the Plan;

(4)requires payment to such person of their interest in the participant’s Account in an immediate lump sum payment; and

(5)meets such other requirements established by the Benefits Administrator.

The Benefits Administrator has established a sample form, special rules, and procedures relating to domestic relations orders under this Plan.  You may request a copy of these procedures and sample form by contacting:

QDRO Consultants Co.

3071 Pearl Road

Medina, OH  44256

Attn:  Lincoln National QDRO Compliance Team.

800 527-8481

The Benefits Administrator, or its designee, shall determine whether any document received by it is a domestic relations order.  In making this determination, the Benefits Administrator, or its designee, may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as he or she deems relevant.

Form of Distribution.  The alternate payee will receive a lump sum distribution of the amount payable under the domestic relations order, subject to the following rules:

(1)Distribution Date.  The lump sum will be paid within 90 days after the date the domestic relations order is approved by the Benefits Administrator or its designee.  The alternate payee is not permitted, directly or indirectly, to designate the taxable year in which payment will be made.

(2)Valuation. The lump sum will be valued within a reasonable period of time prior to the date that the payment to the alternate payee is actually issued by the Plan.

Plan Administrator & Plan Fiduciary.  The Plan administrator and fiduciary for this Plan is the Benefits Administrator.   The Benefits Administrator shall have complete authority to take any such actions that it believes are necessary or desirable for the proper administration and operation of this Plan.  The Benefits Administrator has authority for the day-to-day operation of the Plan, and the authority to make administrative determinations and interpret the Plan (with the advice of counsel as necessary, desirable, or appropriate).

If you disagree with any decision, action or interpretation of this Plan, you may submit in writing a full description of the disagreement to the Benefits Administrator.  Subject only to review by the Board of Directors of LNL, the decision of the Benefits Administrator in reference to any disagreement shall be final, binding, and conclusive on all parties.

As of the date of this Prospectus, any correspondence to the Benefits Administrator can be sent to:

Lincoln National Corporation Benefits Committee

c/o Jonmichael Daly, Chair

150 N. Radnor Chester Road

Radnor, PA  19087-5238

H.Claims Procedures

General Administration.  The Benefits Administrator is responsible for the operation and administration of the Plan and for carrying out the provisions of the Plan.  The Benefits Administrator has full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.  Any action taken by the Benefits Administrator will be final and conclusive and binding on any party.  To the extent the Benefits Administrator has been granted discretionary authority under the Plan, the Benefits Administrator’s prior exercise of such authority will not obligate it to exercise its authority in a like fashion thereafter.  The Benefits Administrator will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.  The Benefits Administrator may, from time to time, employ agents and delegate to such agents, including employees of the Company, such administrative duties as it sees fit.

The Benefits Administrator has delegated the review of claims and appeals for benefits under this Plan to the Agents’ Deferred Compensation Plan Administrative Committee or any successor thereto (“Appeals Committee”).

Claims for Benefits

Filing a Claim.  You or your authorized representative may file a claim for benefits under the Plan.  Any claim must be in writing and submitted to the Appeals Committee or its delegate at such address as may be specified from time to time.  You will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to you.

Denial of Claim.  If your claim for benefits under the Plan is denied, a written notice will be sent to you within 90 days after the date on which the claim is received by the Appeals Committee.  If special circumstances (such as for a hearing) require a longer period, you will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

Reasons for Denial.  A denial or partial denial of a claim will be dated and signed by the Appeals Committee and will clearly set forth:

(1)	the specific reason or reasons for the denial;

(2)	specific reference to pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and

(4)

an explanation of the procedure for review of the denied or partially denied claim as set forth below, including your right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

Review of Denial.  If your claim is denied in whole or in part, you or your authorized representative have the right to submit a written request to the Appeals Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Appeals Committee within 60 days after the receipt by you of written notice of the denial of the claim.  You or your authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits and may submit issues and comments in writing.  The review will take into account all comments, documents, records, and other information submitted by you relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If you or your authorized representative fail to file a request for review within 60 days after the denial notification, the claim will be deemed abandoned and you will be precluded from reasserting it.  If you do file a request for review, your request must include a description of the issues and evidence you deem relevant.  Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of your claim.

Decision Upon Review.  The Appeals Committee will provide a prompt written decision on review.  If the claim is denied on review, the decision will set forth:

(1)the specific reason or reasons for the adverse determination;

(2)	specific reference to pertinent Plan provisions on which the adverse determination is based;

(3)

a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits; and

(4)

a statement describing any voluntary appeal procedures offered by the Plan and your right to obtain the information about such procedures, as well as a statement of your right to bring an action under ERISA section 502(a).

A decision will be made no more than 60 days after the Appeals Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Appeals Committee determines that special circumstances (such as for a hearing) require such extension.  If an extension of time is required, written notice of the extension will be furnished to you before the end of the initial 60-day period.

Finality of Determinations; Exhaustion of Remedies; Limitations Period. To the extent permitted by law, decisions reached under the above claims procedures will be final and binding on all parties. No legal action for benefits under the Plan may be brought unless and until you have exhausted your remedies under this Section. In any such legal action, you may only present evidence and theories that you presented during the claims procedure. Any claims that you do not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of your denied claim will be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories you presented during the claims procedure. Any suit or legal action initiated by you under the Plan must be brought by you no later than one year following a final decision on the claim for benefits by the Appeals Committee.  The one-year limitation on suits for benefits will apply in any forum where you initiate such suit or legal action.

Indemnification.  To the extent not covered by insurance, the Company indemnifies the Appeals Committee, each employee, officer, director, and agent of the Company or an affiliate, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Company shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

I.Participant Communications

You will receive quarterly statements that will show any activity in your Account during the past calendar quarter including the opening and closing balances for each Account and any deferrals or contributions, transfers, distributions or other adjustments that may have taken place during the period.  This statement will also include your investment results for that quarter for each Investment Option or fund.

J.Investment Elections

Investment Directions.  You will have the opportunity to make an investment election directing the investment of your various Flexible Distribution Year Accounts into which you have allocated your Elective Deferrals and, if applicable, your Company Contributions.  If you are deferring Pensionable Earnings and/or Deferred Earnings into an existing Account, your old investment directions will remain in place until you change them.

If you are an Agent, any Company Contributions credited to your Account(s) will be invested in the same manner that you selected for your Pensionable Earnings.  You must make a separate investment election for any other special accounts you may have.  You are limited to one investment election per Account.  So, for example, if you choose to direct all your Pensionable Earnings into the same distribution Account (e.g., 2023 Flexible Distribution Year Account), only one investment election will drive the allocation of those contributions.

Nolan will deem any investment direction(s) given to them to be continuing directions until you affirmatively change them.  Any changes to your current investment directions, or transfers permitted among Investment Options, will be effective on the date the transaction is approved and processed by Nolan.

Default Investment Direction.  A failure to make an investment election for a distribution account will result in amounts credited to that account being invested in the Plan’s default investment option.  The default investment option for the Plan is the same as the Qualified Default Investment Alternative designated for the LNL 401(k) Plan, which is the State Street Target Retirement Fund (a target-date fund) that most closely matches the year you attain age 65.

Subject to Change.  LNC reserves the right to eliminate or change the Investment Options offered under the Plan at any time.  LNC is under no obligation to offer any particular investment option or to effectuate a selection by you.  Any investment election by you shall be treated as a mere expression of investment preference on your part.

K.Trading Restrictions & Other Limitations

You may, subject to applicable restrictions under the Company’s Insider Trading and Confidentiality Policy, transfer amounts credited to the LNC Stock Fund into any other Investment Option as well as transfer amounts credited to your non-LNC Stock Fund Investment Options into the LNC Stock Fund.  In addition, you may make new elections to increase your contributions into the LNC Stock Fund, subject to certain trading restrictions described below, and in the “Insider Trading and Confidentiality Policy” which is posted at: https://hrdirectdocs.lfg.com/misc/HR/Policies_Procedures/InsiderTradingPolicy.pdf.

Transfers from the Lincoln Stable Value account are not restricted in the same way as they are in the qualified savings plan (transfers out of the Lincoln Stable Value Account are subject to a “90-Day Equity Wash” requirement, as explained in the Investment Supplement for that plan).  However, if you were a participant in the CIGNA deferred compensation plan and made deferrals into the guaranteed fund investment option under that plan prior to 1996, those assets were credited to a special CIGNA guaranteed fund account under the Plan (the “CIGNA Account”).  You will not be permitted to transfer amounts credited to a CIGNA Account into any other Plan Investment Option.

In order to prevent market timing, excessive trading, and similar abuses, the managers of the various Investment Options may impose additional trading restrictions or redemption fees triggered by certain kinds of trades or trading activities.  The same or similar trading restrictions may be applied to your notional investments in this Plan, if, in the sole discretion of the Benefits Administrator (the Plan administrator and fiduciary), your pattern of investment is considered abusive. For mutual fund investment options, please see the relevant prospectus for information on trading restrictions or applicable redemption fees.  For collective investment trust options, please consult the relevant Declaration of Trust and Fund Facts statements for such information.  These documents are available by logging on to www.LincolnFinancial.com, or by requesting them by contacting the Lincoln Customer Contact Center at 800-234-3500.

Neither the Lincoln Stable Value Account investment option nor the LNC Stock Fund is subject to any specific market timing or excessive trading restrictions or redemption fees.  However, the Plan does limit trading activity of all notional investments to 26 daily transactions per annual period.

L.The Investment Supplement – Summary Information on the Investment Options

In General.  For recordkeeping purposes, you will have an Account established in your name.  In addition, separate investment sub-account(s) may be established within your Account, one for each Investment Option that you select, including one for “phantom” shares representing the LNC Stock Fund (your “Stock” sub-account).  Please note, that your “investment” in the various Investment Options offered under the Plan is notional only.  The investments are “phantom” investments, and your Account(s) earnings/losses are based on “phantom” performance.  That is, your money will not actually be invested in the Investment Options you select.  However, the Plan recordkeeper will track investment performance as if contributions were actually invested in the Investment Options that you selected.  All contributions (yours and the Company’s), and any notional or “phantom” earnings on those contributions, will remain assets of the Company until the time distributed to you.  The Company reserves the right to change the Investment Options offered in the future.

Types of Investment Options.  The Plan’s Investment Options include the LNC Stock Fund, a variety of mutual funds and bank collective investment trusts, and a stable value option—the Lincoln Stable Value Account.

Collective Investment Trusts.  A collective investment trust or “CIT” is an investment fund that is similar to a mutual fund in that it invests in stocks, bonds, and other investments.  However, CITs are exempt from registration with the Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and are therefore not subject to the same fees, expenses and regulatory requirements—or regulatory protections—as mutual funds.  Collective investment trusts may only hold the assets of qualified retirement and government plans, including 401(k)

plans, Taft-Hartley plans, profit sharing and cash balance plans, and governmental 457 plans.  An investor in a CIT holds a “unit” of the trust.  This investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or entitled to the protections of the 1940 Act.

In addition to the quoted net expense ratios, other expenses, including legal, auditing, custody service and tax form preparation, investment and reinvestment expenses may apply with respect to your CIT investment.  The PIMCO, Acadian, Jackson Square Partner and Macquarie CITs offered by the Plan are maintained by SEI Trust Company and the MFS International Growth Fund CIT is maintained by MFS Heritage Trust Company.  The State Street CITs offered by the Plan are maintained by the State Street Bank and Trust Company.

Participation or investment in a CIT is governed by the terms of the trust and participation materials.  An investor should carefully consider the investment objectives, risks and charges and expenses of the CIT before investing.  The Declaration of Trust and the Disclosure Statement for the CITs and the Fund Facts for each CIT contains this and other important information and should be read carefully before investing. For Declaration of Trust and Fund Facts, please contact Nolan at 888-907-8633, or visit its website at www.NolanLink.com.

Mutual Funds.  Mutual funds invest in stocks and bonds and other investments and are registered with the SEC as an investment company under the 1940 Act.  Investors in a mutual fund are “shareholders” in a fund with all of the rights and protections provided by the 1940 Act.  With respect to a mutual fund investment option, an investor should carefully consider the investment objectives, risks, charges and expenses of the investment company before investing.  The prospectus for the mutual fund contains this and other important information and should be read carefully before investing or sending money.  For prospectuses, please contact Nolan at 888-907-8633, or visit its web site at www.NolanLink.com.

Insurance Products.  The Lincoln Stable Value Fund is a fixed annuity issued by The Lincoln National Life Insurance Company, Fort Wayne, IN, 46802, on Form 28866-SV and state variations thereof. Guarantees are based upon the claims-paying ability of the issuer.  Contributions received in any quarter will earn interest at the portfolio rate in effect for the quarter, with a minimum guaranteed interest rate.

Defined Outcome Options.  Effective June 21, 2021, Defined Outcome options with a 12% buffer and a 22% buffer were added as investment options under the Plan.  These options are intended to mirror some features of the Defined Outcome Funds being offered with Lincoln Investor Advantage® Pro variable annuities.  These investment options offer exposure to the S&P 500 through a market index up to a predetermined cap (reset on an annual basis) subject to a defined buffer during market downturns.

Each fund provides a specified exposure to a market index.  This range is determined by the following parameters:

•	Outcome Period – time frame for the fund option (start date is the 3rd Friday of May and annually thereafter)
•	Buffer – amount of protection you have from market losses
•	Cap – maximum growth you can achieve in an up market

The cap and buffer are set at inception of the term and are based on the options package held by the fund. The cap, which is set based on the given downside protection or buffer, is largely based on equity market volatility and will reset after the one-year outcome period.  The buffer will reset back to its original buffer at every term start date.  The fund may have a different remaining cap and buffer for an investor buying after the commencement of the outcome period than someone who bought on the initial term date.

Although the outcome period is a one-year term, you can allocate new contributions or portions of your Account balance even after the start of an outcome period.  You will still have a defined outcome, but it will be different than if you had these amounts credited as of day one.  You also have the flexibility, subject to any existing Plan trading restrictions, to move in or out of these investment options throughout the outcome period.

More information about the Defined Outcome Funds can be found at lfg.com/DefinedOutcomeFunds.  The relevant cap and buffers both at inception and throughout the remaining outcome period can also be found on this website.

Company Securities.  The primary purpose of the LNC Stock Fund is to allow you to invest in the securities of Lincoln National Corporation.  The value of a unit of the LNC Stock Fund is equal to the closing price of a share of LNC common stock as quoted on the composite transactions table of the New York Stock Exchange.

For more information about the Company, including information about the risks associated with an investment in the Company, see the section below entitled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 66.

Self-Directed Brokerage Account.  We do not offer a self-directed brokerage account as an investment option under the Plan.

Deferred Compensation Obligations.  This Investment Supplement covers Deferred Compensation Obligations registered under this Plan.  The Deferred Compensation Obligations represent our obligations to pay deferred compensation amounts in the future to Plan participants (similar to the repayment of a debt).  As described above, contributions made with respect to a participant under the Plan are notionally credited to various Investment Options (phantom investments) selected by the Benefits Administrator that are used to value the Plan Account(s) we establish for the participant.  Each Account is credited with earnings, gains, and losses based on these notional investment measures.

The Deferred Compensation Obligations are our unsecured and unsubordinated general obligations and rank pari passu with our other unsecured and unsubordinated indebtedness.  The Deferred Compensation Obligations are not convertible into any other security.  Account balances treated as invested in LNC common stock through the LNC Stock Fund are distributed in cash.

Valuation.  The value of a hypothetical unit or share of an Investment Option under this Plan, other than the LNC Stock Fund, “tracks” or is based on a unit or share of the Investment Option with the same name in the LNL 401(k) Plan.  The value of a unit of the LNC Stock Fund is based on the closing price of a share of LNC common stock as quoted on the composite transactions table of the New York Stock Exchange.

Investment Options under the Plan will be valued each day that stock exchanges in the United States are open for business.

The valuation date for transfers into the LNC Stock Fund is the date your request is received and confirmed by Nolan, as long as your call is received prior to 3 p.m. (Central Time) on a business day (otherwise the next business day).  The valuation date for new contributions into the LNC Stock Fund is the business day on which, or next following the date on which your contribution to the Plan is credited by Nolan to your account.  The valuation date for distributions from the Plan is provided for in Section F.

Investment Decisions; Diversification.  Depending on your investment needs and objectives, you may decide to concentrate or diversify the assets currently credited to your various Accounts, and any future contributions that you and/or we may make to your Accounts—both your Elective Deferrals and, if applicable, your Company Contributions (together, “Contributions”)—among the various Investment Options described below.  Subject to the rules restricting the trading activities of executives and other officers of the Company, and any trading restrictions or other limitations imposed by the Investment Options involved (described in more detail above), you may make elections directing Nolan—the Plan’s record keeper and third party administrator—as to how to invest your future Contributions, including elections to increase or decrease the rate of future contributions into the LNC Stock Fund.

In deciding how to invest your Plan Account(s), you should carefully consider the Investment Options that are right for you. You should read the following information carefully when making Plan investment decisions.  The information below will help you to understand the investment choices and the differences among them.  The information provided to you in the following description of Investment Options should not be construed as an investment recommendation for any particular Investment Option.

As of the date of this Prospectus the Investment Options listed below are available for you to invest in.  These are the same investments currently offered under the LNL 401(k) Plan.  For more detailed information about each of the Investment Options (except for the LNC Stock Fund and the Defined Outcome Funds) please log onto your account at www.NolanLink.com or contact Nolan at 888-907-8633.  Information about the Investment Options can also be found at LincolnFinancial.com/RetirementInfoCenter.  For information about the Defined Outcome Funds, go to lfg.com/DefinedOutcomeFunds.

Comparative Performance of Investment Options.  The table below has been prepared to assist you in making your investment directions under the Plan. However, the value of this information is limited, and we recommend that you consult a qualified investment adviser before making any investment decisions.  Expressed in percentage terms, the calculation of average annual total return is determined by taking the change in price, reinvesting, if applicable, all income and capital-gains distributions during that month and dividing by the starting price. Reinvestments are made using the actual reinvestment price, and daily payoffs are reinvested monthly.  The investment management fees, contract fees, and other expenses (the “Net Expense Ratio” shown on the chart below) have been deducted from the performance data below. In cases where additional fees and expenses have not been included in the performance data, please note that the performance figures would be reduced if such expenses were deducted from performance data.  Please see the description of “Expense” for each Investment Option for more detail about these additional fees and expenses.

Investment Lineup as of June 1, 2022
Fund Performance – Average Annual Total Return*			Performance as of March 31, 2022					Expense Ratio %
Fund Name	Ticker/ Fund ID	QTR	1 Year	3 Years	5 Years	Inception Date	* 10 Yrs. Or Since Inception	Gross	± Net
Tier 1 – Asset Allocation Target Date Funds – Class W**
State Street Target Retirement Income Fund	85744W267	-3.17	3.25	6.99	5.96	6/30/2009	5.01	0.10	0.10
State Street Target Retirement 2020 Fund	85744W366	-3.45	4.06	8.43	7.45	6/30/2009	7.16	0.10	0.10
State Street Target Retirement 2025 Fund	85744W358	-4.71	3.70	10.11	8.82	9/30/2009	8.25	0.10	0.10
State Street Target Retirement 2030 Fund	85744W341	-5.79	3.09	10.99	9.53	6/30/2009	8.85	0.10	0.10
State Street Target Retirement 2035 Fund	85744W333	-6.09	3.15	11.59	10.04	9/30/2009	9.26	0.10	0.10
State Street Target Retirement 2040 Fund	85744W325	-6.19	3.45	12.15	10.47	6/30/2009	9.62	0.10	0.10
State Street Target Retirement 2045 Fund	85744W317	-6.25	3.63	12.63	10.84	9/30/2009	9.86	0.10	0.10
State Street Target Retirement 2050 Fund	85744W291	-6.31	3.70	12.93	11.01	10/31/2009	9.94	0.10	0.10
State Street Target Retirement 2055 Fund	85744W283	-6.30	3.71	12.92	11.01	4/30/2011	9.94	0.10	0.10
State Street Target Retirement 2060 Fund	85744W275	-6.31	3.70	12.92	11.00	4/6/2015	9.00	0.10	0.10
State Street Target Retirement 2065 Fund	857480339	-6.30	3.72	---	---	12/31/2019	11.84	0.10	0.10

Tier 2 – Passive Core
State Street US Bond Index Fund – Class K	85744W259	-5.89	-4.16	1.69	2.14	4/30/2009	2.22	0.040	0.040
State Street S&P 500 Index Fund – Class N***	85744A869	-4.61	15.59	18.87	15.95	10/1/1996	14.61	0.023	0.023
State Street Russell Small/Mid Cap Index Fund – Class K	85744W242	-9.02	-4.50	14.47	12.31	6/30/2002	12.43	0.040	0.040
State Street Global All Cap Equity Ex-US Index Fund – Class K	85744W531	-6.08	-1.69	7.85	6.99	3/31/2011	5.94	0.070	0.070

Tier 3 – Active Core
Lincoln Stable Value Account	---	0.74	3.00	3.00	3.00	5/1/1983	3.00	---	---
Macquarie Diversified Income Trust – Class B	556070308	-5.98	-4.22	3.16	3.14	1/28/2020	2.96	0.30	0.30
PIMCO Diversified Real Asset Collective Trust	999984PI2	3.35	23.10	11.13	7.95	10/30/2009	3.98	0.41	0.41
Macquarie Large Cap Value Trust	556070100	0.49	12.50	10.43	9.89	6/29/2011	11.79	0.50	0.50
American Funds Growth Fund of America R6	RGAGX	-10.62	4.33	18.64	16.72	12/1/1973	15.39	0.31	0.31
Delaware Small Cap Value Fund R6	DVZRX	-3.19	8.47	13.35	8.42	6/24/1987	---	0.72	0.72

Investment Lineup as of June 1, 2022
Fund Performance – Average Annual Total Return*			Performance as of March 31, 2022					Expense Ratio %
Fund Name	Ticker/ Fund ID	QTR	1 Year	3 Years	5 Years	Inception Date	* 10 Yrs. Or Since Inception	Gross	± Net
Jackson Square Partners SMID-Cap Growth Trust – Class A	24610F884	-21.38	-30.26	6.25	12.17	6/29/2011	11.43	0.75	0.75
Acadian All Country World ex US Equity CIT – Class F	00426P787	-3.23	5.27	---	---	12/1/2020	14.54	0.55	0.55
MFS International Growth CIT-CL 4	55275K727	---	0.28	9.90	10.99	6/12/2007	7.97	0.58	0.58

Tier 4 – Specialty Option
LNC Stock Fund	99X760104	-3.59	7.71	6.15	2.14	10/1/2008	11.20	---	---

Lincoln S&P 500 Buffer Fund May	---	-056				5/21/2021	6.37	1.05	1.05
Lincoln S&P 500 Ultra Buffer Fund May	---	-0.23				5/21/2021	3.21	1.05	1.05

The performance data above represents past performance; past performance does not guarantee future results.

*Average annual total return for period specified or since inception if the fund's age is less than the number of years shown.

±  Expense ratios are net of any temporary fee waiver currently in effect.  Please see the description of “Expense” for each option for more detail.

**	Effective May 23, 2022, the Share Class changed from “W” to “M” resulting in a lower Expense Ratio % of 0.07.

***	Effective May 23, 2022, the Share Class changed from “N” to “K” resulting in a lower Expense Ratio % of 0.013.

Risks Associated with the Investment Options.  It is important to keep in mind one of the main axioms of investing: the higher the risk of losing money, the higher the potential reward.  The reverse, also, is generally true: the lower the risk, the lower the potential reward.  As you consider investing in the Plan’s Investment Options, you should take into account your personal risk tolerance.  Diversification within your investment portfolio can reduce risk.  Recent events in the financial sector and the corresponding market volatility reinforces the importance of a well-diversified portfolio, which is one of the most effective ways to ride out short-term market fluctuations.  When you diversify your portfolio – whether by investing in a ready-mixed fund with exposure to a number of investment sectors, or by investing in a number of funds representing different asset classes or styles – you can potentially reduce risk and increase your exposure to various market opportunities.

The Investment Options are subject to one or more risks which are described in summary fashion in the section entitled “Primary Risks” for each Option, and in greater detail in the prospectus materials (for mutual funds), disclosure statements (for collective investment trusts), and miscellaneous disclosure materials referenced in this document.

Please remember that this Investment Supplement is only a summary of those primary disclosure materials, and is not intended to replace or supersede those materials.  Before investing, you should review the full explanation of risks associated with each investment before making a decision to invest.

Note:

Copies of the prospectuses for mutual funds, and the Declarations of Trusts and Disclosure Statements for the collective investment trusts, are available by contacting Nolan at 888-907-8633, or by visiting its website at: www.NolanLink.com.

Copies of the Fund Fact sheets for the Plan’s investment options are available by visiting LincolnFinancial.com/RetirementInfoCenter.

All of these documents are also available by contacting the Lincoln Customer Contact Center at 800-234-3500.

The following are summaries of the Prospectuses, Declarations of Trust and Disclosure Statements related to the Investment Option lineup as of June 1, 2022.  You should read the full Prospectuses, Declarations of Trust and Disclosure Statements for an explanation of the Funds and risks involved in investing in any one of the Funds.

Tier 1 – Asset Allocation Target Date Funds

(Target date funds provide a diversified portfolio that adjusts automatically based on the number of years remaining until retirement)

State Street Target Retirement Funds – Class W*

•

Investment Objective:  The State Street Target Retirement Funds (the “Funds”) seek an investment return that approximates, as closely as practicable, before expenses, the performance of a custom benchmark index (the “Index”) over the long term.

•

Investment Strategy:  Each Fund seeks to achieve its objective by investing in a set of underlying State Street Global Advisors (SSGA) collective trust funds representing various asset classes. Each Fund (other than the State Street Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name.  Over time, the allocation to asset classes and funds change according to a predetermined “glide path”. (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund.) Each Fund’s asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retiring. The allocations reflected in the glide path do not reflect tactical decisions made by SSGA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark. Each Fund attempts to closely match the characteristics and returns of its custom benchmark as opposed to any attempts to outperform this benchmark.  Once a Fund reaches its target retirement date, it will begin a five-year transition period to the State Street Target Retirement Income Fund.  At the end of that five-year period, the allocation to stocks, real estate investment trusts and commodities interests exposure that will remain fixed at approximately 35% of assets. The remainder of the Fund will be invested in fixed-income securities.

•

Risk:  SSGA measures and adjusts each Fund’s risk exposure over time given the Fund’s target retirement date. SSGA monitors the overall risk of the Fund, in order to avoid unintended risk related to the Fund’s target retirement date or other investment time horizon. SSGA attempts to manage risk by, among other things, monitoring asset allocations closely, maintaining diversification, and performing on-going investment reviews.

Investing involves risk including the risk of loss of principal.  Generally, among asset classes, stocks are more volatile than bonds or short-term instruments.  Stock values fluctuate in response to the activities of individual companies and general market and economic conditions and at times the risk level of the Fund may be greater than that of the US stock market in general,  In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.  Because the Target Date Fund invests in the shares of funds, the Target Date Fund indirectly invests in the same investments as listed for the various underlying funds. For a more detailed description of the various types of instruments in which the underlying funds may invest and their associated risk, please refer to each of the underlying fund’s prospectus.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.10%

*	Effective May 23, 2022, the SSGA Target Retirement Funds changed from Class W to a newly created Class M. This change from Class W to Class M resulted in lower fees of 0.07%.

State Street Target Retirement Funds
Diversification of Underlying Funds –
Target allocations among equities and fixed income, shown in percentages as of March 31, 2022

	2065	2060	2055	2050	2045	2040	2035	2030	2025	2020	Income
Equity	90.00%	90.00%	90.00%	90.00%	85.75%	80.75%	73.62%	65.00%	49.18%	33.38%	26.50%
State Street S&P 500 Index Fund	35.80	35.80	35.80	35.80	35.42	34.67	32.68	30.06	24.03	17.09	13.80
State Street Russell Small/Mid Cap Index Fund	15.95	15.95	15.95	15.95	13.88	11.76	9.65	7.78	5.47	3.44	2.60
State Street Global All Cap Equity Ex US Index Fund	38.25	38.25	38.25	38.25	36.44	34.32	31.29	27.17	19.67	12.85	10.10
Fixed Income	10.00%	10.00%	10.00%	10.00%	14.25%	19.25%	26.38%	33.88%	45.62%	58.12%	65.00%
State Street U.S. Long Government Bond Index Fund	7.00	7.00	7.00	7.00	7.00	7.00	7.00	5.42	1.92	0.00	0.00
State Street U.S. Short-Term Government/ Credit Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2.57	11.77	20.00
State Street U.S. High Yield Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	3.33	5.49	6.63	7.00	7.00
State Street Intermediate U.S. Government Bond Index Fund	3.00	3.00	3.00	3.00	3.00	3.00	3.00	2.32	0.82	0.00	0.00
State Street U.S. Bond Index Fund	0.00	0.00	0.00	0.00	4.25	9.25	13.05	16.23	20.24	21.35	20.00
State Street 1-10 Year U.S. TIPS Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4.40	13.44	18.00	18.00
Alternatives	0.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.12%	5.20%	8.50%	8.50%
State Street Global Real Estate Securities Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.12	3.62	5.00	5.00
State Street Bloomberg Roll Select Commodity Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.58	3.50	3.50

Tier 2 – Passive Core

(Passively managed, low cost index funds that track the returns of a market index)

State Street US Bond Index Fund – Class K

(Core Bond)

•

Investment Objective:  The State Street Bond Index Fund (the “Fund”) seeks to offer broadly diversified, low cost exposure to the overall U.S. Bond Market.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Bloomberg US Aggregate Bond Index (the “Index”) over the long term.

•

Investment Strategy:  The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to replicate, before expenses, the performance of the Index over the long term.  The Fund will not necessarily own all of the securities included in the Index.  The Fund may attempt to invest in the securities comprising the Index, in the same proportions as they are represented in the Index.  However, due to the diverse composition of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the Fund to purchase some of the securities comprising the Index.  In such a case, SSGA will select securities for the Fund that SSGA expects will provide a return comparable to that of the Index.  The Fund’s return may vary from the returns of the Index.  This Fund will not sell securities short.  It is not a leveraged strategy.  May invest in other investment pools, including those managed by SSGA and its affiliates.

•

Risk: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Bonds generally present less short-term risk and volatility than stocks, but are subject to interest rate risk; the risk of issuer default, issuer credit risk, liquidity risk and inflation risk. These effects are usually more pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss. In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.  You should refer to the Fund's Disclosure Document for a complete description of the risks of investing in the Fund.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.040%

State Street S&P 500 Index Fund – Class N*

(Large Cap Core)

•

Investment Objective:  The State Street S&P 500 Index Fund (the “Fund”) seeks to offer broad, low cost exposure to the stocks of large U.S. companies.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P 500 (the “Index”) over the long term.

•

Investment Strategy:  The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (“SSGA”) attempts to approximate, before expenses, the performance of the Index over the long term.  SSGA will typically attempt to invest in equity securities comprising the Index in approximately the same proportion as they are represented in the Index.  Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock.  The Fund may purchase securities in their initial public offerings (“IPOs”).  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.

From time to time securities are added to or removed from the Index.  SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index.  The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return.  The Fund’s return may not match the return of the Index.

This Fund will not sell securities short.  It may use futures and other derivatives and is not a leveraged strategy.  It may invest in other investment pools, including those managed by SSGA and its affiliates.

•

Risk:  SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Equity securities are volatile and can decline significantly in response to broad market and economic conditions.  Generally, among asset classes, stocks are more volatile than bonds or short-term instruments.  Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions.  At times, the risk level of the Fund may be greater than that of the U.S. stock market in general.  The Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.023%

*	Effective May 23, 2022, the SSGA S&P 500® Index Fund changed from Class N to a newly created Class K. This change from Class N to Class K resulted in lower fees of 0.013%.

State Street Russell Small/Mid Cap Index Fund – Class K

(Small-Mid Cap Core)

•

Investment Objectives:  The State Street Russell Small/Mid Cap Index Fund (the “Fund”) seeks to offer broad, low cost exposure to stocks of small and medium sized U.S. Companies.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell Small Cap Completeness® Index (the “Index”) over the long term.

•

Investment Strategies:  The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index over the long term.  SSGA will typically attempt to invest in the equity securities comprising the Index in the same proportions as they are represented in the Index.  Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock.  The Fund may purchase securities in their initial public offerings (“IPOs”).  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.

From time to time securities are added to or removed from the Index.  SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index.  The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return.  The Fund’s return may not match the return of the Index.

This Fund will not sell securities short.  It may use futures and other derivatives and is not a leveraged strategy.  It may invest in other investment funds, including, including those managed by SSGA and its affiliates.

•

Risk:  SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Equity securities are volatile and can decline significantly in response to broad market and economic conditions.  Generally, among asset classes, stocks are more volatile than bonds or short-term instruments.  Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions.  At times, the risk level of the Fund may be greater than that of the U.S. stock market in general.  The Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.040%

State Street Global All Cap Equity Ex-US Index Fund – Class K

(International Equity)

•

Investment Objectives:  The State Street Global All Cap Equity Ex U.S. Index Fund (the “Fund”) seeks to offer broad, low cost exposure to stocks of companies, ranging from small to large cap, in developed and emerging countries excluding the United States.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-USA IMI Index (the “Index”) over the long term.

•

Investment Strategies:  The Fund is managed using a “passive” or “indexing” investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index over the long term.  SSGA will typically attempt to invest in the equity securities comprising the Index in the same proportions as they are represented in the Index.  Equity securities may include common stocks, preferred stocks, depository receipts, or other securities convertible into common stock.  Equity securities held by the Fund may be denominated in foreign currencies and may be held outside the US.  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.  A portfolio may also invest in the securities of Chinese companies, normally restricted to residents of the People’s Republic of China (commonly known as “A Shares” or “China A Shares”), through the Stock Connect program or other channels.

From time to time securities are added to or removed from the Index.  SSGA may sell securities that are represented in the Index, or purchase securities that are not yet represented in the Index, prior to or after their removal or addition to the Index.  SSGA may also utilize other pooled investment vehicles, including those managed by SSGA and its affiliates, as substitutes for gaining direct exposure to securities or a group of securities in the Index.

The Fund may at times purchase or sell index futures contracts or options on those futures, or engage in other transactions involving the use of derivatives, in lieu of investment directly in the securities making up the Index or to enhance the Fund’s replication of the Index return.  The Fund’s return may not match the return of the Index.

This Fund may use futures and other derivatives.  It may invest in other investment pools, including those managed by SSGA and its affiliates.  It is not a leveraged strategy and will not sell securities short.

•

Risk:  SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal.  Equity securities are more volatile and can decline significantly in response to broad market and economic conditions.  Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies, the stock market and economic conditions. At times, the risk level of the Fund may be greater than that of the US stock market in general.  Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets, and may involve exposure in economic structures that are generally less diverse and mature, and political systems which have less stability than those of more developed countries.  Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from differences in generally accepted accounting principles or from economic or political instability in other nations. In addition, the Fund may use derivative instruments which may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.07%

Tier 3 – Active Core

(Actively managed investment options with a variety of objectives ranging from conservative to aggressive)

The Lincoln Stable Value Account (Insured Product)

(Capital Preservation)

•

Investment Objectives:  This Investment Option seeks to provide a competitive current interest rate that translates into the highest possible return with the lowest level of risk while also offering the protection of principal. Contributions made to the Lincoln Stable Value Account in any quarter will earn interest at the quarterly-set portfolio rate.  The portfolio rate is declared for the quarter and is in effect only for that quarter.  The rate of return through June 30, 2022 is 3.0%.  The rate of return is fixed quarterly (and is based on the 5-year average of the Barclays Stable Income Market Index plus 0.20% as of one month prior to the beginning of each quarter) but will never fall below the guaranteed minimum annual rate of 3.0%.

•

Investment Strategies:  The Lincoln Stable Value Account, a fixed annuity, is part of the general account of The Lincoln National Life Insurance Company and is backed by the general credit worthiness and the claims paying ability of The Lincoln National Life Insurance Company.  The general account invests in investment and non-investment grade public companies, U.S. government bonds, high-quality corporate bonds, and other high-quality asset classes in keeping with the investment policy statement for the portfolio.

•

Primary Risks:  Credit Risk (the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that such companies or individuals will be unable to pay the contractual interest or principal on their debt obligations at all); Inflation Risk (the possibility that, over time, the returns will fail to keep up with the rising cost of living); Interest Rate Risk (the chance that bond prices overall will decline over short or even long periods due to rising interest rates); Liquidity Risk (the chance that the insured product is not backed by sufficient reserves to meet participant withdrawals, or would incur a market value adjustment or penalty for early withdrawal from one or more of its contracts); Manager Risk (the chance that poor security selection will cause the Stable Value Fund to under-perform other stability of principal investment options with similar objectives); Market Risk (the chance that the value of your investment will change because of rising (or falling) stock or bond prices).  There is no government guarantee (such as the FDIC guarantee) protecting investments in the Lincoln Stable Value Account.
•	Manager: There are multiple investment managers including Goldman Sachs Asset Management, Macquarie Investment Management and Lincoln Investment Management Company.
•

Expense:  No asset charges are deducted from participant accounts; however, 0.10% is the investment management expense that The Lincoln National Life Insurance Company pays for the management of the underlying assets.

Macquarie Diversified Income Trust (Collective Investment Trust) – Class B

(Core Plus Fixed Income)

•

Investment Objectives:  The Macquarie Diversified Income Trust (the “Fund”) seeks maximum long-term total return, consistent with reasonable risk.  The benchmark for the Trust is Bloomberg Barclays U.S. Aggregate Index.

•

Investment Strategies:  The Fund allocates its investments principally among the following four sectors of the fixed income securities markets: U.S. Investment-Grade Sector, U.S. High Yield Sector, International Developed Markets Sector, and Emerging-Markets Sector.  Macquarie Investment Management Advisers will determine how much of the Trust to allocate to each of the four sectors, based on its evaluation of economic and market conditions and an assessment of the returns and potential for appreciation that can be achieved from investments in each of the four sectors.  There is no guarantee that the Trust will meet its investment objectives.

•

Primary Risks:  There are risks involved with investing, including possible loss of principal. Fixed income securities and bond funds can lose value and investors can lose principal, as interest rates rise.  Other impacts are due to economic conditions that hinder an issue’s ability to make interest and principal payments of its debt.  The Fund may also be subject to prepayment risk, the risk that the principal of a fixed income security that is held by the Fund may be prepaid prior to maturity, potentially forcing the Fund to reinvest that money in a lower interest rate.  High yielding, noninvestment grade bonds (junk bonds) involve higher risk than investment grade bonds.  The high yield secondary market is particularly susceptible to liquidity problems when institutional investors, such as mutual funds and certain other financial institutions, temporarily stop buying bonds for regulatory, financial or other reasons.  In addition, a less liquid secondary market makes it more difficult for the Fund to obtain precise valuations of the high yield securities in its portfolio.  International investments entail risks including fluctuation in currency values, differences in accounting principal or economic or political instability.  Investing in emerging markets can be risker than investing in established foreign markets due to increase volatility, lower trading volume, and higher risk of market closures.  In many emerging markets, there is substantially less publicly available information and the available information may be incomplete or misleading.  Legal claims are generally more difficult to pursue.  If, and to the extent that, the Trust invests in forward foreign currency contracts or uses other investments to hedge against currency risks, the Trust will be subject to the special risks associated with those activities.

•

Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has engaged Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.30% (Net of any applicable fund company waivers/reimbursements).

PIMCO Diversified Real Asset Collective Trust
(Real Assets)

•

Investment Objective: The objective of the PIMCO Diversified Real Asset Collective Trust (the “Fund”) is to seek real return which exceeds that of a benchmark consisting of a 40% weighting in the Barclays U.S. TIPS Index, a 25% weighting in the Bloomberg Commodity Indexsm, and a 35% weighting in the Dow Jones U.S. Real Estate Investment Trust Index (the “Benchmark”), consistent with prudent investment management. The Fund seeks to achieve its objective by investing under normal circumstances substantially all of its assets in units of the PIMCO Real Return Collective Trust, the PIMCO CommoditiesPLUS® Collective Trust and the PIMCO RealEstatePLUS Collective Trust (the “Underlying Funds”). The Fund’s return objective is to outperform the Benchmark measured over a full business cycle. There is no assurance that these objectives will be achieved. For more information regarding the Underlying Funds, please refer to the Underlying Funds’ investment objectives and policies contained in this Disclosure Memorandum.

•

Investment Strategies: The Fund is an actively managed portfolio designed to provide strategic exposure to three core real assets.  Treasury Inflation-Protected Securities, commodities and real estate. The Fund seeks to outperform its Benchmark in two key ways.  First, PIMCO has the flexibility to reallocate the Fund’s assets among the three real asset classes represented by the Underlying Funds based on its ongoing analyses of the global macro economy, including the fixed income, commodity, real estate and equity markets. As a result, the percentage invested by the Fund in each Underlying Fund may differ from the Benchmark weight. Second, PIMCO will gain expose to these markets by investing in the three Underlying Funds, which are each actively managed to outperform their respective underlying benchmarks. In managing the Fund, PIMCO employs both top-down and bottom-up strategies.

•

Primary Risks:  There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include short sale, credit and counterparty, currency, emerging markets, foreign securities, not FDIC insured, high portfolio turnover, issuer, interest rate, market/market volatility, commodity, high-yield securities, industry and sector investing, mortgage-backed and asset-backed securities, other, underlying fund/fund of funds, derivatives notes.

•

Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has engaged PIMCO to act as the investment adviser to the Trust.

•	Expense: 0.41%

Macquarie Large Cap Value Trust (Collective Investment Trust) – Share Class B

(Large Cap Domestic Value Equity)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Value Index.
•

Investment Strategies:  The Trust is invested primarily in securities of large-capitalization companies (with market capitalizations in the range of the Russell 1000.)  The Trust’s adviser, Macquarie Investment Management Advisers, seeks securities believed to be undervalued in relation to their intrinsic value as indicated by multiple factors including earnings and cash flow potential.  Macquarie Investment Management Advisers follows a value-oriented investment philosophy in selecting stocks for the Trust using a research-intensive approach.
•

Primary Risks:  There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include currency, foreign securities, loss of money, not FDIC insured, country or region, active management, market/market volatility, equity securities, restricted/illiquid securities, derivatives, conflict of interest.

•

Manager:  SEI Trust Company (“Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has retained Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, to act as the investment advisor to the Trust.

•	Expense: 0.50%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

American Funds Growth Fund of America R6 (Mutual Fund)

(Large Cap Domestic Growth Equity)

•	Investment Objectives: The Fund seeks to provide growth of capital. The benchmark for this Fund is the Russell 1000 Growth Index.
•

Investment Strategies:  The Fund takes a flexible approach to growth investing, seeking opportunities in traditional growth stocks as well as cyclical companies and turnarounds with significant potential for growth of capital.  The Fund invests in common stocks, convertibles, preferred stocks, US government securities, bonds and cash.

•

Primary Risks:  There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include foreign securities, long-term outlook and projections, loss of money, not FDIC insured, growth investing, active management, issuer, market/market volatility.

•	Manager: Capital Research and Management Company is the registered investment advisor.
•	Expense: 0.31%

Delaware Small Cap Value Fund R6

(SMID Cap Domestic Value Equity)

•	Investment Objectives: The Fund is a small cap value fund that seeks capital appreciation. The benchmark for this Fund is the Russell 2000 Value Index.
•

Investment Strategies:  The Fund invests primarily in investments of small companies whose stock prices, in the portfolio managers’ opinion, appear low relative to their underlying value or future potential. Among other factors, the Fund’s investment manager, Delaware Management Company (Manager), considers the financial strength of a company, its management, the prospects for its industry, and any anticipated changes within the company that might suggest a more favorable outlook going forward. The Manager focuses on free cash flow in its individual stock selection, seeking companies that it believes have a sustainable ability to buy back shares, lower debt, and/or increase or initiate dividends. Under normal circumstances, at least 80% of the Fund’s net assets, plus the amount of any borrowings for investment purposes, will be in investments of small-capitalization companies (80% policy). The Fund considers small-

capitalization companies to be companies with a market capitalization generally less than 3.5 times the dollar-weighted, median market capitalization of the Russell 2000 Index at the time of purchase. The Fund may invest up to 15% of its net assets in real estate investment trusts (REITs).

•

Primary Risks: There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include foreign securities, loss of money, not FDIC insured, capitalization, active management, interest rate, market/market volatility, industry and sector investing, other, restricted/illiquid securities, regulation/government intervention, management, real estate/REIT Sector.

•	Manager: Delaware Management Company, a series of Macquarie Investment Management Business Trust
•	Expense: 0.72%

Jackson Square Partners SMID Cap Growth Trust (Collective Investment Trust)

(Small-Mid Cap Domestic Growth Equity)

•	Investment Objectives: The Trust seeks long term capital appreciation by investing primarily in common stocks of growth oriented companies. The Trust’s benchmark is the Russell 2500 Growth Index.
•

Investment Strategies:  The Trust invests primarily in common stocks of growth-oriented companies that the adviser believes have long-term capital appreciation potential and expects to grow faster than the U.S. economy.  The adviser particularly seeks the small- to mid-sized companies that address large market opportunities, which it defines as the likelihood that an individual company’s goods and/or services will be sold.  The adviser uses the bottom up approach, seeking to select securities of companies, the adviser believes have attractive end market potential, dominant business models, and strong cash flow generation that are attractively priced compared to intrinsic value of the securities.  The adviser also considers a company’s operational efficiencies, management’s plans for capital allocation, and the company’s shareholder orientation.

The Trust generally holds 25 to 35 stocks, although from time to time it may hold fewer or more names, depending upon the adviser’s assessment of the investment opportunities available.

•

Primary Risks: There are risks involved with investing, including possible loss of principal.  Investments in the equities markets are subject to risk.  Because the strategy expects to hold a concentrated portfolio of a limited number of securities, the portfolio’s risk is increased because each investment has a greater effect on the strategy’s overall performance.

•

Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has retained Macquarie Investment Management Advisors, a series of Macquarie Investment Management Business Trust, to act as the investment adviser to the Trust.

•	Expense: 0.75%

Acadian All-Country World ex-US Equity CIT Fund– Class F

(International (ex-US) Value Equity)

•

Investment Objectives:  The Acadian All-Country World ex-US Equity CIT Fund (the “Fund”) seeks long term capital appreciation by investing primarily in common stocks of international issuers.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-US Index (the “Index”).

•

Investment Strategies:  In seeking to achieve its investment objective, Acadian Asset Management LLC (“Acadian”) invests the Fund in companies with a range of market capitalizations, including smaller capitalization companies.  Acadian’s proprietary stock forecasts for risk, trading cost, liquidity and returns flow into an optimization system, which also incorporates any additional strategy-specific constraints and objectives to produce a list of buys and sells designed to achieve the best tradeoff, net of costs and subject to constraints, between expected return and risk.  The buy and sell decisions are an objective end result driven by changes in expected return and risk.  Stocks that are expected to add return and, to a lesser extent, to reduce risk (net of costs) are purchased, while stocks with lower expected return and, to a lesser extent, less diversifying in terms of risk are sold.  While expected return estimates dominate the portfolio construction process, Acadian uses its risk forecasts as a secondary consideration to help choose between stocks with similar expected returns.  The security return forecasting process combines security-level factor values to determine a peer group-relative forecast for each stock, along with a top-down forecast for each peer group.  Portfolios normally are fully invested, with a minimal amount of cash.  All final portfolio weights are the result of the optimization process.

•

Primary Risks:  There are risks involved with investing, including possible loss of principal. The principal risks of investment in the Fund, which could adversely affects its value, include equity risk, liquidity risk, small cap stocks risk, volatility of investment risk, turnover and trading cost risk, non-U.S. investment risk, emerging market securities risk, non-U.S. currency risk, trading in forward contracts to hedge currency risk, REITS risk.  For specific definitions/explanations of these types of risks and additional risks, see the Acadian Declaration of Trust and Disclosure Statement, which documents can be requested by calling Nolan at 888-907-8633.

•

Manager:  SEI Trust Company (the “Trustee”) serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has engaged Acadian Asset Management LLC, to act as the investment advisor to the Trust.

•

Expense:  0.55%.  Acadian’s investment management fee is 0.45%.  The Trust will be charged with certain operating expenses, including, but not limited to, custody fees, securities pricing fees, annual audit fees, tax filing fees, annual 5500 expenses, NSCC fees for CIT transactions via the NSCC system, website hosting and maintenance fees and manual trading fees.  The operating expenses are capped at 0.10%.

MFS International Growth Fund (CIT)

(International (ex-US) Growth Equity)

•

Investment Objectives:  The Fund’s investment objective is to seek capital appreciation.  The Fund seeks to outperform the MSCI All Country World (ex-US) Growth Index over full market cycles.  A full market cycle is defined as typically three to five years.  MSCI All Country World (ex-US) Growth Index is a market capitalization index that is designed to measure equity market performance for growth securities in the global developed and emerging markets, excluding the U.S.  No assurance can be given that the Fund will achieve it investment objective.

•

Investment Strategies:  In seeking to achieve its investment objective, the Fund relies on a team of global research analysts to identify companies with the highest sustainable earnings growth rates in their industry, companies that are expected to deliver value through the continued compounding of a growing earnings stream, and companies whose stocks are poised for multiple expansions.  Sector and country weightings are the residual of the bottom-up stock selection process, rather than the result of a top-down, macroeconomic outlook.  The Fund seeks to be broadly diversified across countries and sectors.

•

Primary Risks:  There are risks involved with investing, including possible loss of principal. Stock Market Risk, Company Risk, Currency Risk, Geographic Concentration Risk, Foreign, Risk, Emerging Markets Risk, Investment Selection Risk, Counterparty and Third Party Exposure Risk, Liquidity Risk and Active and Frequent Trading Risks and Temporary Defensive Strategy Risk.

•	Manager: MFS Heritage Trust Company (the “Trustee”) serves as the Trustee of the Trust. The Trustee is a subsidiary of Massachusetts Financial Service Company.
•

Expense: 0.58%.  The Trustee will bear the Fund’s expenses such that a Fund’s annual administrative and operational expenses do not exceed the indicated expense caps as currently in effect (0.05%). The expense caps will continue until modified by the Trustee.

Defined Outcome Funds

(Offered as an investment option available with Lincoln Investor Advantage®

Pro variable annuities)

Lincoln S&P 500 Buffer Fund May

•

Investment Objectives:  The Fund’s investment objective is to seek to provide returns that track those of the S&P 500 Price Return Index up to a cap, while providing a buffer against losses.  The buffer is designed to protect against the first 12% of losses over a specific one-year outcome period, before fees and expenses.

•

Investment Strategies:  In seeking to achieve its investment objective, the Fund is designed to produce predetermined investment outcomes relative to the performance of an underlying security or index,  The defined outcomes sought by the Fund include the Buffer and Cap (“Outcomes”) based upon the performance of the index over an outcome period.  There is no guarantee that the Outcomes for any outcome period will be realized. A shareholder may lose their entire investment.  The Fund’s strategy is designed to produce the Outcome on the last day of an outcome period for investors in the Fund as of the beginning of the outcome period.  It should not be expected that the Outcomes will be provided at any point prior to the end of an outcome period.  The Outcomes are measured from the Fund’s net asset value (the per share value of the Fund’s assets (“NAV”)) on the first day of the outcome period.  The Fund does not track the index except over an entire outcome period, and the Fund’s NAV will not increase or decrease at the same rate as the index during an outcome period.

•

Primary Risks:  Loss of principal is possible.  All mutual funds carry risk.  The principal risks of the fund include buffered loss risk, capped upside return risk, outcome period risk, FLEX options risk, market risk, issuer risk, tracking error risk, investment objective risk, large cap company risk, passive management risk, growthy stocks risk, value stocks risk, medium cap companion risk, risk of investments in a particular market segment, futures risk, natural disaster/epidemic risk and liquidity risk.

•	Reset Frequency: Annual
•	Subadvisor: Milliman
•	Expense: 1.05%.

Lincoln S&P 500 Ultra Buffer Fund May

•

Investment Objectives:  The Fund’s investment objective is to seek to provide returns that track those of the S&P 500 Price Return Index up to a cap, while providing a buffer against losses.  The buffer is designed to protect against the first 22% of losses over a specific one-year outcome period, before fees and expenses.

•

Investment Strategies:  In seeking to achieve its investment objective, the Fund is designed to produce predetermined investment outcomes relative to the performance of an underlying security or index,  The defined outcomes sought by the Fund include the Buffer and Cap (“Outcomes”) based upon the performance of the index over an outcome period.  There is no guarantee that the Outcomes for any outcome period will be realized. A shareholder may lose their entire investment.  The Fund’s strategy is designed to produce the Outcome on the last day of an outcome period for investors in the Fund as of the beginning of the outcome period.  It should not be expected that the Outcomes will be provided at any point prior to the end of an outcome period.  The Outcomes are measured from the Fund’s net asset value (the per share value of the Fund’s assets (“NAV”)) on the first day of the outcome period.  The Fund does not track the index except over an entire outcome period, and the Fund’s NAV will not increase or decrease at the same rate as the index during an outcome period.

•

Primary Risks:  Loss of principal is possible.  All mutual funds carry risk.  The principal risks of the fund include buffered loss risk, capped upside return risk, outcome period risk, FLEX options risk, market risk, issuer risk, tracking error risk, investment objective risk, large cap company risk, passive management risk, growthy stocks risk, value stocks risk, medium cap companion risk, risk of investments in a particular market segment, futures risk, natural disaster/epidemic risk and liquidity risk.

•	Reset Frequency: Annual
•	Subadvisor: Milliman
•	Expense: 1.05%.

LNC Stock Fund

•	Investment Objectives: This Investment Option is designed to provide participants with the opportunity to invest in LNC securities.
•	Investment Strategies: To achieve its objective, this Investment Option invests in hypothetical units reflecting the value of Lincoln National Corporation (“LNC”) Common Stock exclusively.
•

Primary Risks: Inflation Risk; Investment-Style Risk; Market Risk. This is a non-diversified Investment Option, investing in the stock of a single issuer.  It is therefore a riskier investment than an Investment Option that invests in a diversified pool of stocks of companies with similar characteristics as this account.  For a description of the risks associated with investment in LNC Common Stock, see “Risk Factors” detailed in the most recently filed LNC Annual Report (10-K) or LNC Quarterly Report (10-Q).  It is a market-valued account, meaning that both the principal value and the investment return may go up and down based on the market price of the LNC Common Stock held in the Fund.

•	Dividends: Dividends paid with respect to your investment in the fund will be automatically reinvested and no action is required.

•

Share Ownership: If you invest in this Fund you will not actually own or have the right to own shares of LNC Common Stock.  In addition, neither the Plan nor a trust funding the Plan, if any, will own actual shares of LNC Common Stock.  Instead, your Account will be credited with hypothetical LNC Stock Units equal in value to the amount of your contribution.

•	Share Voting Rights: You will not have voting rights with respect to your investment in this Fund.
•

Trading Restrictions: Officers of LNC and certain other employees of LNC (“Restricted Employees”) with access to inside information are subject to regular quarterly trading restrictions imposed by LFG’s “Insider Trading and Confidentiality Policy” on any transaction, except normal payroll deductions, that might cause an increase or decrease in that person’s interest in the Fund.  Except for trading under a written securities trading plan meeting the requirements of Rule 10b5-1, Restricted Employees may only engage in transactions to increase or decrease their interest in LNC Stock Fund during previously announced open window trading periods.

•	Account Manager: Lincoln Financial Group Trust Company, Inc.
•	Expense: 0.00%.

EXPERTS

The consolidated financial statements of LNC appearing in   LNC’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby was passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC.  As of May 31, 2022, Mr. Wilmer owns, or has the right to acquire, a number of shares of our Common Stock that represents less than 1% of the total outstanding shares of Common Stock of LNC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is one part of a Registration Statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference” is also available on the Investor Relations page of our website at http://www.lincolnfinancial.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-6028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on March 1, 2022, March 7, 2022, April 11, 2022 and June 1, 2022; and

•	The description of our Common Stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each LNC document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan, and copies of the Plan.  Please direct your oral or written request to:  Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor Chester Road, Radnor, PA  19807, 484-583-1400, or Nancy.Smith3@lfg.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates of all expenses incurred or to be incurred by us in connection with the issuance and distribution of our Common Stock to be registered, other than underwriting discounts and commissions of which there are none.

Registration fees	$927
Photocopying and printing	5,000
Accounting fees	7,000
Miscellaneous fees and expenses	-0-
TOTAL	$12,927

Item 15. Indemnification of Directors and Officers

Our amended and restated bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•

reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those   brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding;

•

reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.  In addition, our directors have separate indemnification agreements providing the same general rights to indemnification as set forth above.

The indemnification and advancement of expenses provided for in our amended and restated bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our restated articles of incorporation.

Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index shown below.

No.	Exhibit
3.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.
3.2	Amended and Restated Bylaws of LNC (effective November 1, 2021) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 23, 2021.
5.1	Opinion of Eric B. Wilmer, Esq., as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).
24	Powers of Attorney (contained on the signature page of this registration statement).
107	Filing Fee Table.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(f)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 2nd day of June, 2022.

LINCOLN NATIONAL CORPORATION

By:	/s/ Randal J. Freitag
Randal J. Freitag, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ellen G. Cooper Ellen G. Cooper	Director, President and Chief Executive Officer (Principal Executive Officer)	June 2, 2022

/s/ Randal J. Freitag Randal J. Freitag	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2022

/s/ Adam Cohen Adam Cohen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2022

/s/ Deirdre P. Connelly Deirdre P. Connelly	Director	June 2, 2022

/s/ William H. Cunningham William H. Cunningham	Director	June 2, 2022

/s/ Reginald E. Davis Reginald E. Davis	Director	June 2, 2022

/s/ Dennis R. Glass Dennis R. Glass	Director	June 2, 2022

/s/ Eric G. Johnson Eric G. Johnson	Director	June 2, 2022

/s/ Gary C. Kelly Gary C. Kelly	Director	June 2, 2022

/s/ M. Leanne Lachman M. Leanne Lachman	Director	June 2, 2022

/s/ Dale LeFebvre Dale LeFebvre	Director	June 2, 2022

/s/ Janet Liang Janet Liang	Director	June 2, 2022

/s/ Michael F. Mee Michael F. Mee	Director	June 2, 2022

/s/ Patrick S. Pittard Patrick S. Pittard	Director	June 2, 2022

/s/ Lynn M. Utter Lynn M. Utter	Director	June 2, 2022